SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the registrant [X]

Filed by a party other than the registrant [   ]

Check the appropriate box:

[ ] Preliminary proxy statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive proxy statement

[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-12

ESCO TECHNOLOGIES INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

PROXY STATEMENT
I. ELECTION OF DIRECTORS
Report Of The Human Resources And Compensation Committee On Executive Compensation
SUMMARY COMPENSATION TABLE
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
RETIREMENT PLAN
SEVERANCE PLAN
MANAGEMENT TRANSITION AGREEMENT AND EMPLOYMENT AGREEMENTS
PERFORMANCE GRAPH
II. PROPOSAL TO APPROVE THE 2004 INCENTIVE COMPENSATION PLAN
OTHER EQUITY COMPENSATION PLAN INFORMATION
III. PROPOSAL TO APPROVE THE AMENDED EMPLOYEE STOCK PURCHASE PLAN
IV. PROPOSAL TO RATIFY COMPANY’S SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2004
V. INDEPENDENT AUDITORS
VI. VOTING
VII. STOCKHOLDER PROPOSALS

NOTICE OF THE ANNUAL MEETING OF

THE STOCKHOLDERS OF

ESCO TECHNOLOGIES INC.

St. Louis, Missouri

December 29, 2003

TO THE STOCKHOLDERS OF

ESCO TECHNOLOGIES INC.:

      The Annual Meeting of the Stockholders of ESCO Technologies Inc. will be held at the Hilton St. Louis Frontenac Hotel, 1335 South Lindbergh Blvd., St. Louis County, Missouri 63131 on Thursday, February 5, 2004, commencing at 9:30 A.M. St. Louis time, at which meeting only holders of record of the Company’s common stock at the close of business on December 3, 2003 will be entitled to vote, for the following purposes:

      1. To elect two directors;

      2. To vote on a proposal to approve the 2004 Incentive Compensation Plan;

      3. To vote on a proposal to approve the amended Employee Stock Purchase Plan;

4.	To vote on a proposal to ratify the Company’s selection of KPMG LLP as independent auditors for the fiscal year ending September 30, 2004; and

      5. To transact such other and further business, if any, as lawfully may be brought before the meeting.

ESCO TECHNOLOGIES INC.

BY

Chairman and

Chief Executive Officer

     Secretary

      Even though you may plan to attend the meeting in person, please execute the enclosed form of proxy and mail it promptly. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

ESCO TECHNOLOGIES INC.

8888 Ladue Road, St. Louis, Missouri 63124

PROXY STATEMENT

FOR THE ANNUAL MEETING OF THE STOCKHOLDERS TO BE HELD FEBRUARY 5, 2004

      This proxy statement is furnished to the holders of all of the issued and outstanding shares of common stock (the “Common Shares”) of ESCO Technologies Inc. (the “Company”) in connection with the solicitation of proxies for use in connection with the Annual Meeting of the Stockholders to be held February 5, 2004, and all adjournments thereof, for the purposes set forth in the accompanying Notice of the Annual Meeting of the Stockholders. Such holders are hereinafter referred to as the “Stockholders”. The Company is first mailing this proxy statement and the enclosed form of proxy to Stockholders on or about December 29, 2003.

      Whether or not you expect to be present in person at the meeting, you are requested to fill in, sign, date and return the enclosed form of proxy. If you attend the meeting, you may of course vote by ballot. If you do not attend the meeting, the Common Shares can be voted only when represented by a properly executed proxy. In this case you have several choices:

•	You may vote on each proposal when returning the enclosed proxy form, in which case the Common Shares will be voted in accordance with your choices.

•	You may, when appropriate, indicate a preference to abstain on any proposal, which will have the effect described in “VOTING” on page 26.

•	You may return a properly executed proxy form without indicating your preferences, in which case the proxies will vote the Common Shares FOR election of the directors nominated by the Board of Directors, FOR the proposals to (i) approve the 2004 Incentive Compensation Plan, (ii) approve the amended Employee Stock Purchase Plan, and (iii) ratify the Company’s selection of KPMG LLP as independent auditors for the fiscal year ending September 30, 2004, and in their discretion on such other business as may properly come before the meeting.

      Any person giving such proxy has the right to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by duly executing and delivering a proxy bearing a later date, or by attending the Annual Meeting and casting a contrary vote in person.

      The close of business on December 3, 2003 was fixed as the record date for the determination of the Stockholders entitled to vote at the Annual Meeting of the Stockholders. As of the record date, 12,838,975 Common Shares were outstanding and entitled to be voted at such meeting. The Stockholders will be entitled to cast one vote for each Common Share held of record on the record date.

      A copy of the Company’s Annual Report to Stockholders for the fiscal year ended September 30, 2003 accompanies this proxy statement.

      The solicitation of this proxy is made by the Board of Directors of the Company. The solicitation will be by mail, and the expense thereof will be paid by the Company. Proxies may also be solicited by telephone or telefax by directors, officers or regular employees of the Company.

I. ELECTION OF DIRECTORS

      The Board of Directors unanimously recommends a vote FOR election of V.L. Richey, Jr., and J.M. Stolze, the two nominees for Directors listed below.

Nominees and Continuing Directors

      The Company’s Bylaws provide that the number of directors shall not be less than three nor greater than ten, and shall be determined from time to time by majority vote of the Board of Directors. In accordance with the Bylaws, the Board of Directors has fixed the number of directors at nine. The Board is divided into three classes, with the terms of office of each class ending in successive years. Two directors of the Company are to be elected for terms expiring at the Annual Meeting in 2007, or until their respective successors have been elected and have qualified. Currently, there is a total of eight directors. Pursuant to the Company’s Articles of Incorporation, a majority of the directors in office may fill any vacancy on the Board of Directors. As of the date of mailing of this proxy statement, the Company has not determined whether or whom to propose as an additional director. Certain information with respect to the nominees for election as directors proposed by the Company and the other directors whose terms of office as directors will continue after the Annual Meeting is set forth below. Should any one or more of the nominees be unable or unwilling to serve (which is not expected), the proxies (except proxies marked to the contrary) will be voted for such other person or persons as the Board of Directors of the Company may recommend. Proxies cannot be voted for more than two nominees.

Name, Age, Principal Occupation or	Served as
Position, Other Directorships	Director Since

TO BE ELECTED FOR TERMS ENDING IN 2007
V.L. Richey, Jr., 46	2002
Chairman and Chief Executive Officer of the Company
J.M. Stolze, 60	1999
Executive Vice President and Chief Financial Officer, MEMC Electronic Materials, Inc., manufacturer of silicon wafers
TO CONTINUE IN OFFICE UNTIL 2006
C.J. Kretschmer, 47	2002
President and Chief Operating Officer of the Company
J.M. McConnell, 62	1996
Former President and Chief Executive Officer, Instron Corporation, manufacturer of scientific instruments
D.C. Trauscht, 70	1991
Chairman, BW Capital Corporation, private investment company
Director of Global Motorsport Group Inc., OMI Corporation, Integrated Electrical Services, Inc.
TO CONTINUE IN OFFICE UNTIL 2005
W.S. Antle III, 59	1994
Former Chairman, President and Chief Executive Officer of Oak Industries, Inc., manufacturer of engineered products for the telecommunications industry
Director of John H. Harland Company, Checkpoint Systems, Inc.
L.W. Solley, 61	1999
Former Executive Vice President, Emerson Electric Co., manufacturer of electrical and other products
J.D. Woods, 72	2001
Chairman Emeritus and retired Chief Executive Officer, Baker Hughes Incorporated, supplier of oilfield equipment and services
Director of Varco International Inc., OMI Corporation, United States Enrichment Corporation, Foster Wheeler Ltd., Integrated Electrical Services, Inc.

      Mr. Stolze has announced his intention to retire from the position stated in the preceding table effective January 31, 2004.

      Each of the nominees and continuing directors has had the same position with the same employer as stated in the preceding table during the past five years, except as follows:

      From March 1998 until October 2000, Mr. Richey was Vice President of the Company, and was Senior Vice President and Group Executive from October 2000 to August 2001. Mr. Richey was President and Chief Operating Officer from August 2001 to October 2002. Since October 2002, he has been Chief Executive Officer of the Company, and since April 2003, he has also been Chairman.

      From August 1997 until October 1999, Mr. Kretschmer was Vice President of the Company. He was Vice President and Chief Financial Officer from October 1999 until February 2001, and Senior Vice President and Chief Financial Officer from February 2001 to February 2002. Mr. Kretschmer was Executive Vice President and Chief Financial Officer from February 2002 to October 2002. Since the latter date, he has been President and Chief Operating Officer of the Company.

      From April 1990 until September 2001, Mr. McConnell was President and Chief Executive Officer of Instron Corporation.

      From May 1995 until January 2000, Mr. Antle was Chairman, President and Chief Executive Officer of Oak Industries, Inc.

      From 1993 until February 2002, Mr. Solley was Executive Vice President of Emerson Electric Co.

Board of Directors and Committees

      The Board has determined that no non-employee director has any material relationship with the Company or its affiliates or any member of the senior management of the Company or his or her affiliates; that each such director meets the independence standards of the New York Stock Exchange; and that each non-employee director is deemed to be independent. There were five meetings of the Board of Directors during fiscal year 2003. All of the incumbent directors attended at least 75% of the meetings of the Board and committees on which they served. The Company’s policy requires the attendance of all directors at the Annual Meeting of Stockholders, except for absences due to causes beyond the reasonable control of the director. Each of the nine directors in office at the time of the 2003 Annual Meeting attended that meeting.

      Directors who are employees of the Company do not receive any compensation for service as directors. Each non-employee director is currently paid a cash retainer of $5,000 per fiscal quarter and a fee of $1,000 plus expenses for attendance at each Board meeting. In addition, each non-employee director receives a retainer of 325 Common Shares per fiscal quarter. In April 2003, the Board established the position of Lead Director, currently held by Mr. Trauscht, who receives an annual cash retainer of $10,000 for his services as Lead Director. Each Board committee chairman is currently paid an annual retainer of $3,500, and each committee member is paid $1,000 plus expenses for attendance at each committee meeting. As of January 1, 2004, the following changes will become effective: annual cash retainer for each non-employee director — $20,000; additional annual cash retainer for Lead Director — $15,000; total annual fees for attending Board meetings — $6,000; annual cash retainer for Chairman of Audit and Finance Committee — $7,000; annual cash retainer for Chairmen of Human Resources and Compensation and Nominating and Corporate Governance Committees — $5,000; total annual fees for attending meetings of Audit and Finance Committee and Human Resources and Compensation Committee — $4,800; total annual fees for attending meetings of Nominating and Corporate Governance Committee — $6,000. All such cash retainers and fees are payable in advance in January of each year.

      Under the Company’s extended compensation plan for non-employee directors who began Board service prior to April 2001, each director currently on the Board who has served as a non-employee director for at least five years or whose tenure as a director expires pursuant to the Company’s Bylaws restriction regarding maximum age for election will, after the later of termination of services as a director or reaching age 65, receive for life a percentage of the fiscal year 2001 annual cash retainer for directors. Such percentage ranges from 50% to 100% based upon years of service as a director. In the event of death of a retired director who is eligible under this plan, 50% of the benefit will be paid to the surviving spouse for life. On or after retirement, if the eligible director so elects, the actuarial equivalent of the benefit may be received in a single lump sum.

      Directors may elect to defer receipt of all of the cash portion and/or all of the stock portion of the quarterly retainer. If elected, the deferred amounts are credited to the director’s deferred compensation account in stock equivalents. Deferred amounts will be distributed in Common Shares or cash at such future dates as specified by the director unless distribution is accelerated in certain circumstances, including a change in control of the Company. The stock portion which has been deferred may only be distributed in Common Shares.

      The members of the Board of Directors are appointed to various committees. The standing committees of the Board are: the Executive Committee, the Audit and Finance Committee, the Human Resources and Compensation Committee and the Nominating and Corporate Governance Committee. Each of these committees operates under a written charter adopted by the Board of Directors.

      The Executive Committee’s function is to exercise the full authority of the Board of Directors between Board meetings, except that the Executive Committee may not take certain specified actions which the Board of Directors has reserved for action by the whole Board. The Committee held no meetings in fiscal year 2003. Mr. Richey (Chairman), Mr. Antle and Mr. Trauscht are the members of the Committee.

      The Audit and Finance Committee’s functions generally are to assist oversight by the Board of Directors of the Company’s financial reporting process, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of the Company’s out-sourced internal audit function and independent auditors. These functions include to appoint, retain and oversee the firm of independent auditors performing the annual audit; to annually evaluate the qualifications, independence and prior performance of the independent auditors; to review the scope of the auditors’ work and approve their annual audit fees and their other non-audit service fees; to review the Company’s internal controls with the independent auditors and the internal audit executive; to review with the independent auditors any problems they may have encountered during the annual audit; to review the annual plan and associated resource allocation of the out-sourced internal audit function; to review the Company’s reports to Stockholders with management and the independent auditors and receive certain assurances from management; to prepare a report as required by the Securities and Exchange Commission to be included in the annual proxy statement; and to review the effectiveness of the Company’s legal, regulatory and corporate governance compliance programs. The Board of Directors has determined that Mr. Stolze, a member of the Audit and Finance Committee, is an audit committee financial expert within the meaning of Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. The Committee met four times in fiscal year 2003. Mr. Antle (Chairman), Mr. McConnell and Mr. Stolze are the members of the Committee. The Committee’s charter (Appendix A to this Proxy Statement) is posted on the Company’s website: www.escotechnologies.com.

      The Human Resources and Compensation Committee’s functions generally are to review and approve corporate goals and objectives relevant to compensation of the Chief Executive Officer; to evaluate the Chief Executive Officer’s performance in light of these goals and objectives; to determine and approve the Chief Executive Officer’s compensation level based upon the evaluation; to review and approve the compensation of officers and other key executives, incentive-compensation plans, equity-based plans and other compensation plans; to review and approve material changes to benefit programs, including new programs; to review the performance and development of Company management in achieving corporate goals and objectives; to assure that officers and other key executives of the Company are compensated in a manner consistent with the strategy of the Company and competitive practice; to prepare a report on executive compensation as required by the Securities and Exchange Commission to be included in the annual proxy statement; and to oversee the Charitable Contributions Program. Each member of the Committee is an independent director, as defined in the applicable listing standards of the New York Stock Exchange. The Committee met four times in fiscal year 2003. Mr. Woods (Chairman), Mr. Solley and Mr. Trauscht are the members of the Committee. The Committee’s charter is posted on the Company’s website: www.escotechnologies.com.

      The Nominating and Corporate Governance Committee was created in February 2003. Its functions generally are to identify and recommend approval of individuals qualified to become Board members; to recommend that the Board select the director nominees for the next annual meeting of Stockholders; to develop and recommend to the Board effective corporate governance guidelines; to oversee the Company’s ethics programs; to oversee the evaluation of management; and to lead the Board in its annual review of the Board’s performance. The Committee will consider nominees for election as directors recommended by Stockholders. Such recommendations should meet the requirements described under “Stockholder Proposals” on page 27, and should be communicated in writing to: Mr. D.C. Trauscht, Chairman of the Nominating and Corporate Governance Committee, ESCO Technologies Inc., 8888 Ladue Road, Suite 200, St. Louis, MO 63124-2056. Each member of the Committee is an independent director, as defined in the applicable listing standards of the New York Stock Exchange. The Committee met twice in fiscal year 2003. Mr. Trauscht (Chairman) and Mr. Solley are the members of the Committee. The Committee’s charter is posted on the Company’s website: www.escotechnologies.com.

      Mr. Trauscht, the Company’s Lead Director, presides at meetings of the non-employee directors. Interested parties who wish to make their concerns known to the Company’s non-employee directors may communicate directly with the Lead Director by writing to: Mr. D.C. Trauscht, Lead Director, ESCO Technologies Inc., 8888 Ladue Road, Suite 200, St. Louis, MO 63124-2056.

Report of the Audit and Finance Committee

      The Audit and Finance Committee (the “Committee”) oversees and monitors the Company’s financial reporting process on behalf of the Board of Directors. The Committee is composed of three independent directors (as defined by the New York Stock Exchange’s listing standards). Management has the primary responsibility for the financial statements and the reporting process, including the Company’s systems of internal control. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements to be included in the Annual Report on Form 10-K for the year ended September 30, 2003 with management, including a discussion of the quality and the acceptability of the Company’s financial reporting practices.

      The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States of America. In addition, the Committee discussed with the independent auditors the auditors’ independence from management and the Company, including the impact of non-audit-related services provided to the Company and the matters in the auditors’ written disclosures and the letter required by Standard No. 1 of the Independence Standards Board. The Committee also discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61.

      The Committee also discussed with the Company’s internal audit executive and independent auditors the overall scope and plans for their respective audits. The Committee meets periodically with the internal audit executive and independent auditors, with and without management present, to discuss the results of the examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2003 for filing with the Securities and Exchange Commission. The Committee also evaluated and reappointed the Company’s independent auditors for fiscal 2004.

The Audit and Finance Committee

W.S. Antle III, Chairman
J.M. McConnell
J.M. Stolze

Executive Compensation

Report Of The Human Resources And Compensation Committee

On Executive Compensation

Introduction

      The following report is provided by the Human Resources and Compensation Committee of the Board of Directors. The Committee supervises the Company’s Executive Compensation Program (the “Program”) and is directly responsible for compensation actions affecting the executive officers and other senior executives of the Company.

Executive Compensation Philosophy

      The Program is designed and administered to relate executive compensation to four basic objectives:

•	Competitive Position: The Program is designed to pay competitive compensation so the Company can attract and retain highly qualified executives. To assist it in determining competitive compensation practices, the Committee frequently utilizes information about compensation levels of peer companies and other industrial companies, including information provided by qualified independent consultants. When compensation varies from competitive levels, the Committee makes appropriate adjustments over time through the annual compensation planning process.

•	Company Performance: The Program is designed to reflect overall Company performance, with appropriate consideration of conditions that exist in the industries in which it engages. In determining compensation levels and compensation changes, the Committee considers the Company’s overall performance in meeting both short- term and long-term objectives, and considers achievement of operating objectives in areas such as sales, earnings, entered orders and cash management, as well as progress toward long-term strategic objectives.

•	Stockholder Return: The Program has been designed to establish a direct link between the interests of the Company’s executives and its Stockholders. This is accomplished by allocating a portion of senior management compensation to stock-based programs tied directly to Stockholder return.

•	Individual Performance: In addition to the above factors, the Committee considers the executive’s individual performance and contributions to the Company’s results in determining appropriate compensation levels.

The Executive Compensation Program

      To achieve the above objectives, the Program consists of three basic elements:

•	Base Salary: The base salary of each executive is reviewed annually and set by the Committee generally at the beginning of each fiscal year. Salary changes reflect overall Company performance, pay competitiveness and the individual’s performance. The targeted percentage of cash compensation represented by base salary varies based on the level of the position, with a target of approximately 60% for the Chief Executive Officer and the President and Chief Operating Officer, and approximately 70% for the Vice President and Chief Financial Officer and the Vice President, Secretary and General Counsel.

•	Annual Cash Incentive Compensation: A substantial portion of each executive’s annual cash compensation is tied to Company performance through the Company’s Performance Compensation Plan, an annual cash incentive compensation program. The Committee determines the annual performance compensation payment for each executive after the end of each fiscal year on the basis of a combination of objective targets and subjective evaluations of Company performance, considering market conditions and industry circumstances, in key areas such as earnings per share, shareholder value, economic profit, growth and other factors. The demonstrated individual performance of the executive as measured against strategic management objectives is also considered in the determination of the performance compensation payment. The types and relative importance of specific financial and other business objectives vary among the Company’s executives depending upon their position and the particular function(s) for which they are responsible.

•	Long-Term Incentive Compensation: To align the interests of the Company’s management directly with those of Stockholders, a portion of senior executive total compensation is provided by stock-based, long-term compensation plans. To place emphasis on Stockholder return, the Company has historically implemented stock option, performance share, performance-accelerated restricted stock and restricted stock programs. Awards and payments, if any, to executive officers under these programs are included in the accompanying tables.

      The Company’s stock option programs provide for the award of incentive stock options, non-qualified stock options, and stock appreciation rights (“SARs”). No SARs have been awarded to date. All options granted to date, when first issued, have been awarded at an exercise price equal to the fair market value of the stock on the date of the award. Accordingly, the executive is rewarded only if the market price of the Company’s stock appreciates. Since options vest over time, the Company periodically grants new options to provide continuing incentives for future performance. The size of previous grants and the number of options held are considered by the Committee, but are not entirely determinative of future grants. Like base pay, the grants are set with regard to competitive considerations, and each executive’s actual grant is based upon individual performance and the executive’s potential for future contributions.

      The Company’s performance share program provides for the earning of shares if the Company achieves specified performance objectives established at the time of the award, and vesting is contingent on continued employment for a specified period. All performance share awards made in the past directly encouraged Stockholder value creation by providing for earning of shares if the Company achieved specific stock price targets. Currently, there are no awards outstanding under this program.

      The performance-accelerated restricted stock program allows shares to be earned upon the achievement of specific stock price targets. Vesting is contingent on continued employment for a specified period after the shares are earned. However, awards not earned by stock performance will nevertheless vest and be distributed at the end of the employment period established for the award, provided the recipient continues in the employment of the Company.

      Under the Company’s other restricted stock program, the vesting of awards is contingent on continued employment for a specified period. No awards have been granted under this program since the commencement of fiscal year 2003.

      These stock-based programs encourage Stockholder value creation, as this component of the compensation system is designed to retain senior executives and motivate them to improve the market value of the stock over a number of years.

Fiscal Year 2003 Executive Officer Compensation

      Fiscal year 2003 base salaries for the executive officers, which are shown in the Summary Compensation Table on page 11, were set at the beginning of fiscal year 2003. The salaries were set based on a subjective evaluation of fiscal year 2002 performance and salary levels compared to the Company’s filtration/ fluid flow comparison group and a group of broader industrial companies, consistent with the methodology described below.

      In determining fiscal year 2003 compensation and Performance Compensation Plan targets for the current executive officers, the Committee considered the competitiveness of cash compensation levels compared to the two comparison groups described above. The Committee utilized information from an executive compensation report prepared by a nationally recognized, independent, compensation consulting firm. The report compared the Company’s compensation practices to the two comparison groups by employee positions and levels consistent with the Company’s current executive officers. The report indicated that at the start of fiscal year 2003 target total cash compensation of the Company’s Chief Executive Officer, including base salary and the annual incentive compensation, was below the 25th percentile for chief executive officers of the comparison companies, and target total cash compensation of the Company’s other current executive officers was below the median level for comparable senior officers of the comparison companies. The total 2003 compensation of the Company’s Chief Executive Officer, including base salary, annual incentive cash compensation and long-term incentive compensation, was below the median for the comparison companies, and the total compensation for the other current executive officers was generally below the median total compensation for the comparable senior officers of the comparison companies.

      In fiscal 2003, the Company recorded net sales of $396.7 million, an increase of $80.1 million, or 25.3%, over fiscal 2002 sales of $316.6 million. Fiscal 2003 net earnings from continuing operations were $26.7 million, or $2.04 per share, compared with fiscal 2002 net earnings from continuing operations of $23.3 million, or $1.79 per share. Net earnings from continuing operations increased approximately 14% year over year. Reported net earnings / (loss) were $(41.1) million, or $(3.13) per share, $21.8 million, or $1.67 per share, and $30.1 million, or $2.35 per share, in fiscal 2003, 2002 and 2001, respectively.

      While results from continuing operations in fiscal 2003 exceeded target levels, the GAAP reported results were negatively impacted by a number of decisions made to reposition the Company, the most significant of which was to divest the microfiltration-separation business (MicroSep). The Committee believes that management’s decision to divest the MicroSep business was appropriate; however, the Committee also recognized senior managers’ responsibility for the oversight of this line of business and determined the Performance Compensation Plan payments should be adjusted downward accordingly. As a result of this review, no current executive officer received a higher Performance Compensation Plan payment for fiscal 2003 than for the previous year.

      The fiscal 2003 reported results of operations were also affected by the following items: discontinued operations; the impact of the closure of the Puerto Rican manufacturing facility and the U.K. facility consolidation; the impact of the Management Transition Agreement (“MTA”) between Mr. Moore and the Company described on page 15; the impact of the interest rate swap charge related to the synthetic lease obligation; the net costs related to the settlement of the Whatman Manufacturing Supply Agreement; and the gain related to a favorable patent infringement settlement. The fiscal 2002 results of operations include the costs recognized in fiscal 2002 related to the MTA. The fiscal 2001 results of operations include the favorable impact of a non-recurring income tax adjustment of $12.7 million and the effect of goodwill amortization.

      After the close of the fiscal year, the Committee approved a Performance Compensation Plan payment for fiscal year 2003 of $120,000 for the Chief Executive Officer. In determining this amount, the Committee considered the factors above, the market environment in the Filtration/ Fluid Flow and Test segments during 2003, and the Company’s continuing improvements in net earnings from continuing operations.

      The fiscal year 2003 base salary for Mr. D.J. Moore, Chairman of the Company in fiscal year 2003 until his retirement on April 17, 2003, remained at his fiscal year 2002 base salary level in accordance with the MTA, and he received this salary on a pro rata basis through his date of retirement. At the time of his retirement, Mr. Moore received a pro rata Performance Compensation payment based on his fiscal year 2002 target bonus. In addition, he received fees pursuant to his consulting agreement described on page        .

      The fiscal 2003 total cash compensation of the Company’s other executive officers is detailed in the Summary Compensation Table on page 11.

      No stock-based awards were made to the executive officers in fiscal 2003.

      As a result of the achievement during fiscal year 2002 of share price targets established for the first performance-accelerated restricted stock award made under the 2001 Stock Incentive Plan, the Chief Executive Officer and the other executive officers earned the second one-third of their awards, and payout of such earned awards was made in fiscal 2003. Mr. Moore received a payout equivalent to 21,334 shares, the Chief Executive Officer received a payout equivalent to 10,667 shares, and the other executive officers, as a group, received a payout equivalent to 22,001 shares. As a result of the achievement in fiscal 2003 of the share price targets established for these awards, the Chief Executive Officer and the other executive officers earned the final one-third of their initial awards. For the executive officers, other than Mr. Moore, these earned awards will vest and be distributed upon continued service through March 31, 2004. As a condition of Mr. Moore’s MTA, a payout equivalent to 21,333 shares was distributed to Mr. Moore on his retirement date.

      The executive officers have employment agreements with the Company as described on page 15, and are also covered by a Severance Plan which is described on page 14.

      Section 162(m) of the Internal Revenue Code denies a federal income tax deduction for compensation in excess of $1 million paid to any of the Company’s highest paid executive officers unless the compensation qualifies for a performance-based exception. The 1999 Stock Option Plan was generally designed to permit awards that satisfy the performance-based exception of Section 162(m). The 2001 Stock Incentive Plan and the proposed 2004 Incentive Compensation Plan also were generally designed to permit awards that satisfy that exception; however, these Plans also permit awards that may not satisfy such exception. The Company does not expect compensation levels of its executive officers to exceed the Section 162(m) limit in the foreseeable future.

Summary

      The Committee believes the Company’s compensation program has been designed and managed by the Committee to directly link the compensation of the Company’s executives to Company performance, individual performance and Stockholder return. The total direct compensation earned in fiscal 2003 by the Company’s Chief Executive Officer and the other current executive officers is below market median as determined by similar companies in the filtration/ fluid flow comparison group and the survey of the broader industrial companies, is commensurate with their executive officer tenure and is appropriate relative to the Company’s fiscal 2003 performance. The Committee will continue to address these compensation levels over time, consistent with Company and individual performance, and will continue to emphasize performance and stock-based compensation that links management and Stockholder interests.

The Human Resources and
Compensation Committee

J.D. Woods, Chairman
L.W. Solley
D.C. Trauscht

SUMMARY COMPENSATION TABLE

      The following table contains certain information concerning compensation for each of the last three fiscal years for all services rendered in all capacities to the Company and its subsidiaries of Mr. D.J. Moore, who served as Chairman in fiscal year 2003 until his retirement on April 17, 2003, Mr. V.L. Richey, Jr., the Chief Executive Officer and also Chairman succeeding Mr. Moore, and the other three executive officers serving at September 30, 2003. No information for Mr. Muenster is provided for fiscal years 2001 and 2002 because he first became an executive officer in fiscal year 2003.

						Long-Term-Compensation

	Annual Compensation					Awards			Payouts

						($)		(#)		($)
				($)		Restricted		Securities	($)	All Other
Name and	Fiscal	($)	($)	Other Annual		Stock		Underlying	LTIP	Compen-
Principal Position	Year	Salary	Bonus	Compensation		Awards(1)		Options	Payouts	sation

D.J. Moore	2003	$265,402	$177,192	$79,980	(2)	0		0	0	$218,297 (3)
Chairman	2002	478,750	400,000	25,039		1,212,400	(4)	60,000	0	553 (5)
	2001	460,000	426,870	82,621	(6)	2,125,600	(7)	0	0	493 (5)
V.L. Richey, Jr.	2003	280,000	120,000	55,873		0		0	0	0
Chairman and Chief	2002	171,250	125,000	81,722	(8)	574,038	(9)	44,000	0	0
Executive Officer	2001	145,000	90,545	43,598	(6)	715,675	(10)	9,000	0	0
C.J. Kretschmer	2003	210,000	98,000	11,324		0		0	0	0
President and Chief	2002	167,500	110,000	44,066	(11)	426,277	(12)	33,500	0	0
Operating Officer	2001	160,000	96,670	37,696	(6)	715,675	(13)	9,000	0	0
G.E. Muenster	2003	155,000	49,000	27,953	(14)	0		0	0	0
Vice President and Chief Financial Officer
A.S. Barclay	2003	141,000	42,000	34,360	(15)	0		0	0	0
Vice President, Secretary	2002	131,750	70,110	32,533	(16)	232,078	(17)	14,500	0	0
and General Counsel	2001	125,000	69,750	49,339	(6)	598,300	(18)	8,000	0	0

(1)	Restricted shares shown in this table are either restricted shares or performance-accelerated restricted shares that, to the extent not already vested, will vest and be distributed if the recipient continues in the employment of the Company through the employment service period established for the award. Performance-accelerated restricted shares will vest earlier upon achievement of specified stock price targets established for the award and continued employment of the recipient through March 31 of the year following the end of the fiscal year in which the target is achieved. Each target level is based on the average stock price over a period of thirty consecutive trading days. See, however, footnote number 7. All awards provide for acceleration of vesting in the event of a change in control of the Company. Awards of performance-accelerated restricted shares in fiscal year 2001 were reported in the Company’s proxy statement for its 2002 Annual meeting of Stockholders (the “2002 Proxy Statement”) under “Long-Term Incentive Plans — Awards in Last Fiscal Year,” and certain information concerning these awards was reported in the “LTIP Payouts” column in the Summary Compensation Table of the 2002 Proxy Statement. Dividends, if any, will not be paid prior to the vesting and distribution of the shares.

(2)	Includes $33,917 for car expenses and $14,563 for club expenses.

(3)	Represents $150,000 in fees paid pursuant to his consulting agreement and $68,297 in payments under the Supplemental Executive Retirement Plan.

(4)	Represents fair market value of $30.31 per share, which was the price at the time of award, for 40,000 restricted shares awarded. On April 1, 2003, a payout equivalent to 40,000 shares was made.

(5)	Represents the dollar value of the benefit of premiums paid for a split-dollar life insurance policy.

(6)	Includes reimbursement for interest costs on personal loans for the purchase of Common Shares under the Executive Stock Purchase Plan. These loans were between the named officer, as an individual, and a third party lending institution. The Company was not a guarantor of these loans, nor did the Company have any responsibilities regarding their repayment. The amounts of these reimbursements were $27,000 for Mr. Moore, and $18,000 each for Messrs. Richey and Kretschmer and Ms. Barclay. The loans have been liquidated by the executive officers. The Company may provide reimbursement for interest costs on similar loans in the future; however, the Company will not arrange for any future such loans.

(7)	Includes $688,800 which represents fair market value of $17.22 per share, which was the price at the time of award, for 40,000 restricted shares awarded. Also includes $1,436,800 which represents fair market value of $22.45 per share, which was the price at the time of award, for 64,000 performance-accelerated restricted shares awarded. On April 1, 2002 and April 1, 2003, payouts equivalent to 21,333 and 21,334 shares, respectively, were made. The vesting of the remaining 61,333 of these shares was accelerated by the Management Transition Agreement between the Company and Mr. Moore, and on April 1, 2003, a payout equivalent to 61,333 shares was made.

(8)	Includes $44,851 for club expenses.

(9)	Represents fair market value of $25.34 per share, which was the price at the time of award, for 8,000 performance-accelerated restricted shares awarded and of $34.81 per share, which was the price at the time of award, for 10,667 such shares. On April 1, 2003, a payout equivalent to 2,667 of these shares was made. On March 31, 2004, 2,666 shares will vest and be distributed if Mr. Richey continues in the employment of the Company. On September 30, 2006 and September 30, 2007, 2,667 shares and 10,667 shares, respectively, will vest and be distributed if Mr. Richey continues in the employment of the Company. At September 30, 2003, Mr. Richey held a total of 32,000 performance-accelerated restricted shares which had not yet vested and been distributed, with an aggregate value of $1,448,640 based on fair market value of $45.27 per share.

(10)	Represents fair market value of $22.45 per share, which was the price at the time of award, for 20,000 performance-accelerated restricted shares awarded and of $25.00 per share, which was the price at the time of award, for 10,667 such shares. On April 1, 2002 and April 1, 2003, payouts equivalent to 6,667 and 8,000 shares, respectively, were made. On March 31, 2004, 8,000 of these shares will vest and be distributed if Mr. Richey continues in the employment of the Company. On September 30, 2006, the remaining 8,000 of these shares will vest and be distributed if Mr. Richey continues in the employment of the Company.

(11)	Includes reimbursement of $8,520 for car expenses and $8,723 for interest costs on personal loans for the purchase of Common Shares under the Executive Stock Purchase Plan. These loans have been liquidated by Mr. Kretschmer. See footnote number 6.

(12)	Represents fair market value of $25.34 per share, which was the price at the time of award, for 4,000 performance-accelerated restricted shares and of $34.81 per share, which was the price at the time of award, for 9,334 such shares. On April 1, 2003, a payout equivalent to 1,334 of these shares was made. On March 31, 2004, 1,333 shares will vest and be distributed if Mr. Kretschmer continues in the employment of the Company. On September 30, 2006 and September 30, 2007, 1,333 shares and 9,334 shares, respectively, will vest and be distributed if Mr. Kretschmer continues in the employment of the Company. At September 30, 2003, Mr. Kretschmer held a total of 28,000 performance-accelerated restricted shares which had not yet vested and been distributed, with an aggregate value of $1,267,560 based on fair market value of $45.27 per share.

(13)	Represents fair market value of $22.45 per share, which was the price at the time of award, for 20,000 performance-accelerated restricted shares and of $25.00 per share, which was the price at the time of award, for 10,667 such shares. On April 1, 2002 and April 1, 2003, payouts equivalent to 6,667 shares and 8,000 shares, respectively, were made. On March 31, 2004, 8,000 of these shares will vest and be distributed if Mr. Kretschmer continues in the employment of the Company. On September 30, 2006, the remaining 8,000 of these shares will vest and be distributed if Mr. Kretschmer continues in the employment of the Company.

(14)	Includes reimbursement of $15,056 for car expenses.

(15)	Includes reimbursement of $14,938 for car expenses and $7,242 for club expenses.

(16)	Includes reimbursement of $6,043 for car expenses, $5,966 for club expenses, and $8,723 for interest costs on personal loans for the purchase of Common Shares under the Executive Stock Purchase Plan. These loans have been liquidated by Ms. Barclay. See footnote number 6.

(17)	Represents fair market value of $34.81 per share, which was the price at the time of award, for 6,667 performance-accelerated restricted shares. On September 30, 2007, these shares will vest and be distributed if Ms. Barclay continues in the employment of the Company. At September 30, 2003, Ms. Barclay held a total of 19,999 performance-accelerated restricted shares which had not yet vested and been distributed, with an aggregate value of $905,355 based on fair market value of $45.27 per share.

(18)	Represents fair market value of $22.45 per share, which was the price at the time of award, for 17,000 performance-accelerated restricted shares and of $25.00 per share, which was the price at the time of award, for 8,666 such shares. On April 1, 2002 and April 1, 2003, payouts equivalent to 5,667 and 6,667 shares, respectively, were made. On March 31, 2004, 6,666 shares will vest and be distributed if Ms. Barclay continues in the employment of the Company. On September 30, 2006, the remaining 6,666 of these shares will vest and be distributed if Ms. Barclay continues in the employment of the Company.

      The Company’s stock option, restricted stock award and performance share award agreements and Supplemental Executive Retirement Plan applicable to the named executive officers generally provide for acceleration of vesting and, in certain cases, payout of awards and retirement benefits under such agreements and Plan in the event of a change in control of the Company, as defined in such agreements and Plan, respectively.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

      The following table provides certain information concerning stock option exercises during fiscal year 2003 by each of the named executive officers and the value of their unexercised options at September 30, 2003.

			(#)	($)
			Securities	Value of
			Underlying	Unexercised,
			Unexercised	In-The-Money
	(#)		Options at	Options at
	Shares	($)	9/30/03	9/30/03(2)
	Acquired	Value	Exercisable/	Exercisable/
Name	On Exercise	Realized(1)	Unexercisable	Unexercisable

D.J. Moore	78,000	$1,049,887	0 / 0	$0 / $ 0
V.L. Richey, Jr.	10,000	256,212	58,891 / 32,334	1,683,657 / 584,817
C.J. Kretschmer	20,648	599,412	44,166 / 25,334	1,267,336 / 465,962
G.E. Muenster	16,548	640,197	32,766 / 13,334	1,004,344 / 253,258
A.S. Barclay	3,153	87,912	35,277 / 12,335	1,092,690 / 247,758

(1)	Based on the difference between the average of the high and low market prices on the date of exercise and the option price.

(2)	Based on the difference between the average of the high and low market prices on September 30, 2003 and the option price.

RETIREMENT PLAN

      At the time of the 1990 spin-off of the Company by Emerson Electric Co. (“Emerson”), the Company established a Retirement Plan (the “Retirement Plan”) in which the Company’s executive officers as well as other covered employees participate. Prior to the 1990 spin-off, the executive officers (other than Mr. Muenster, who was not then an employee) participated in one of the pension plans of Emerson or its subsidiaries. The Retirement Plan is substantially identical to the Emerson Retirement Plan at the time of the 1990 spin-off (the “Emerson Retirement Plan”). Under the Retirement Plan, a participant will be credited with his service under the Emerson Retirement Plan, but his benefit accrued under the Retirement Plan will be offset by his benefit accrued under the Emerson Retirement Plan as of September 30, 1990. Benefits under the Retirement Plan may be reduced under certain maximum provisions of the Internal Revenue Code. In 1993, the Company adopted a Supplemental Executive Retirement Plan (the “SERP”) which provides that where any such reductions occur, the Company will pay a retirement supplement to certain executives including the executive officers (other than Mr. Muenster). The SERP was designed to maintain total retirement benefits at the formula level of the Retirement Plan. Effective December 31, 2003, both the Retirement Plan and the SERP will be frozen with no increase in benefits accruing to participants.

      These plans provide for fixed retirement benefits based on the participant’s credited years of service, five-year average compensation (the highest average annual cash compensation during any five consecutive years through 2003), and applicable Social Security covered compensation calculated as of December 31, 2003, the effective date of the freezing of the plans.

      The annual benefit payable at age 65 from the Retirement Plan and the SERP, where applicable, for each of the persons named in the Summary Compensation Table, on the basis of a single life annuity with five years certain payment option, are as follows as of December 31, 2003: Mr. Richey, $60,448; Mr. Kretschmer, $88,498; Mr. Muenster, $31,218; and Ms. Barclay $37,675. Mr. Moore began drawing his annual retirement benefit of $199,487, based on a single life annuity with ten years certain payment option, effective May 1, 2003. Under the current law, the benefits amounts will not be subject to any reduction for Social Security or other offset amounts.

      Effective January 1, 2004, the Company will provide retirement benefits by the addition of matching cash contributions under the existing Employee Savings Investment Plan (an employee benefit plan under section 401(k) of the Internal Revenue Code which is available to substantially all United States employees including the executive officers), at a rate of 100% of employee contributions up to 3% of the employee’s eligible compensation, and 50% of employee contributions which are in excess of such 3% and no more than 5% of the employee’s eligible compensation, subject to Internal Revenue Code limits.

SEVERANCE PLAN

      The Company has established a Severance Plan (the “Plan”) covering the executive officers. Because of his retirement, the Plan no longer applies to Mr. Moore. Under the Plan, following an occurrence of a Change of Control (as defined), the executive officers consisting of Messrs. Richey, Kretschmer and Muenster and Ms. Barclay will be entitled to be employed by the Company for a two-year period, during which: (i) he or she will be paid a minimum base salary equal to his or her base salary prior to the Change of Control, and a minimum annual bonus based on the average of his or her bonuses during the last five preceding fiscal years, disregarding the highest and lowest such years, and (ii) he or she will continue to receive the employee benefits to which he or she was entitled prior to the Change of Control. During this employment period, if the executive officer’s employment is terminated by the Company other than for cause or disability, or the executive officer terminates his or her employment following certain actions by the Company, he or she will be entitled to receive, among other things: (i) two times his or her minimum annual base salary and minimum annual bonus, and (ii) the continuation of his or her employee benefits for two years. The Company may amend the Plan, but no amendment adverse to the rights of the executive officers will be effective unless notice thereof has been given by the Company to the affected executive officer(s) at least one year prior to the occurrence of a Change of Control.

MANAGEMENT TRANSITION AGREEMENT AND EMPLOYMENT AGREEMENTS

      To ensure a successful transition of the Company’s leadership, the Company and Mr. Moore entered into a Management Transition Agreement (“MTA”) dated August 5, 2002. The MTA terminated the then-existing employment agreement between the Company and Mr. Moore effective September 30, 2002, and provided that Mr. Moore would resign as Chief Executive Officer effective October 1, 2002, but would continue to serve as Chairman until his retirement date, April 17, 2003 (“Retirement Date”). From October 1, 2002 until the Retirement Date, Mr. Moore received a pro rata base salary at his fiscal 2002 rate of $485,000. On the Retirement Date, he received a pro rata bonus at his fiscal 2002 rate of $325,000. Additionally, the vesting and distribution of his fiscal 2001 restricted stock award, totaling 40,000 shares, was accelerated to April 1, 2003, as was the vesting and payout of 21,333 performance-accelerated restricted shares which were earned on October 1, 2002 and which represent the final one-third of the award made to Mr. Moore under the 2001 Stock Incentive Plan. Also, the Company and Mr. Moore entered into a consulting agreement whereby Mr. Moore is available to provide services to the Company for a one-year term following the Retirement Date, for a total fee of $300,000.

      The Company entered into employment agreements effective on or about November 1, 1999 with Messrs. Moore, Richey, Kretschmer and Muenster and Ms. Barclay. As stated above, the employment agreement with Mr. Moore was terminated effective September 30, 2002. The employment agreements were amended to extend until November 2, 2004 for the other executive officers. The agreements provide for a base salary of not less than their fiscal year 1999 base salary, as increased in accordance with the Company’s compensation policy, and an annual bonus in accordance with the Performance Compensation Plan. These executives are also entitled to participate in any stock options, restricted stock awards, performance shares and other compensation as the Company’s Human Resources and Compensation Committee shall determine. They are also entitled to participate in all employee benefit programs of the Company applicable to senior executives, and the Company will continue to provide certain perquisites.

      The Company has the right to terminate the employment of the executive officers at any time upon thirty days notice for cause or without cause, and these executives have the right to resign at any time upon thirty days notice. If an executive’s employment is terminated by the Company other than for cause, or if an executive terminates his employment following certain actions by the Company, the executive will be entitled to receive certain benefits. In the case of such a termination, the executive officers will receive: (i) for one year, the continuation of his or her then-current base salary and bonus (bonus calculated by using no less than the annual percentage of base salary under the Performance Compensation Plan for the last fiscal year), (ii) immediate vesting of outstanding stock options and immediate vesting and payout of shares earned under the performance share plan, and (iii) continuation of certain employee benefits and perquisites for the period of base salary continuation. If an executive’s employment is terminated in connection with a Change of Control, the executive will not receive the foregoing benefits, and will receive instead the benefits payable under the Company’s Severance Plan.

      All of the aforementioned agreements prohibit the executives from disclosing confidential information or trade secrets concerning the Company, and for a specific period from soliciting employees of the Company and from soliciting customers or distributors of the Company.

PERFORMANCE GRAPH

      The following graph presents a comparison of the cumulative total shareholder return on the Common Shares as measured against the Standard & Poor’s 500 Stock Index (the “Index”) and a peer group (the “2003 Peer Group”). The Company is not a component of the Index or the 2003 Peer Group. The measurement period begins on September 30, 1998 and measures at each September 30 thereafter. These figures assume that all dividends paid over the measurement period were reinvested, and the starting value of each index and the investments in the Common Shares were $100 at the close of trading on September 30, 1998.

	9/98	9/99	9/00	9/01	9/02	9/03
ESCO Technologies Inc.	100	108.54	169.51	242.93	315.12	441.66
S&P 500	100	127.81	144.78	106.24	84.48	105.09
2003 Peer Group	100	127.01	128.79	141.93	126.57	176.81

      The 2003 Peer Group is comprised of Calgon Carbon Corporation, Clarcor Inc., Cuno Inc., Donaldson, Inc., Ionics Inc., Lydall Inc., Millipore Corp. and Pall Corporation. The companies composing the 2003 Peer Group are the same companies which composed the “2002 Peer Group” used in the proxy statement for the 2003 Annual Meeting of Stockholders, except that Osmonics Inc. has since been acquired by another company which does not operate primarily in the Company’s lines of business, and has been excluded.

Security Ownership Of Directors and Executive Officers

      The following table sets forth certain information with respect to the number of Common Shares beneficially owned by the directors and executive officers of the Company as of December 10, 2003. Except as otherwise noted, each person has sole voting and investment power as to his or her shares.

	Number of
	Common Shares
Name of Beneficial Owner	Beneficially Owned(1)(2)

W.S. Antle III	12,174	(3)
A.S. Barclay	87,744
C.J. Kretschmer	123,186
J.M. McConnell	8,977	(4)
G.E. Muenster	110,191
V.L. Richey, Jr.	150,940
L.W. Solley	5,600
J.M. Stolze	5,400	(5)
D.C. Trauscht	12,400
J.D. Woods	4,683
All directors and executive officers as a group (10 persons)	521,295

(1)	The percentage of total outstanding Common Shares beneficially owned by any individual does not exceed 1%, except in the case of Mr. Richey who beneficially owns 1.2%. The percentage beneficially owned by all directors and executive officers as a group is 4.1%.

(2)	Includes the following Common Shares covered by employee stock options which the individual has the right to acquire within 60 days after December 10, 2003: Ms. Barclay 40,611, Mr. Kretschmer 50,833, Mr. Muenster 37,099, Mr. Richey 66,558 and all directors and executive officers as a group, 195,101.

(3)	Includes 4,378 stock equivalents credited to Mr. Antle’s deferred compensation account under the Compensation Plan for Non-Employee Directors.

(4)	Includes 650 stock equivalents credited to Mr. McConnell’s deferred compensation account under the Compensation Plan for Non-Employee Directors.

(5)	Includes 2,600 stock equivalents credited to Mr. Stolze’s deferred compensation account under the Compensation Plan for Non-Employee Directors.

Security Ownership of Certain Beneficial Owners

      The following table sets forth certain information with respect to each person known by the Company to beneficially own more than five percent of the outstanding Common Shares:

	Number of	Percent
Name and Address of	Common Shares	of Outstanding
Beneficial Owner	Beneficially Owned	Common Shares

Columbia Wanger Asset Management, L.P.	1,357,400 (1)	10.6%
227 West Monroe, Suite 3000
Chicago, IL 60606
Franklin Resources, Inc.	691,604 (2)	5.4%
and certain other parties
One Franklin Parkway
San Mateo, CA 94403

(1)	Based on information provided by Columbia Wanger Asset Management, L.P. (“CWAM”), an investment advisor to the following mutual fund or managed accounts which may be deemed to be the beneficial owners of the shares: Columbia Acorn Fund, 1,050,000 shares; Oregon State Treasury, 100,000 shares; Columbia Acorn USA, 83,000 shares; Wanger Advisors Trust US Smaller Companies, 83,000 shares; Optimum Small Cap Growth, 34,000 shares; Northeastern University, 5,000 shares; New America Small Caps, 30,000 shares; Banque Du Louvre Multi Select, 3000 shares. CWAM holds shared voting power and investment power as to the 1,357,400 shares.

(2)	Based on information contained in Form 13F under the Exchange Act, for the quarter ended September 30, 2003, filed by Franklin Resources, Inc. (“FRI”) indicating beneficial ownership by FRI and other investment managers who are direct and indirect subsidiaries of FRI. FRI and/or the other investment managers hold shared investment power as to the 691,604 shares, hold sole voting power as to 618,400 shares, and hold no voting power as to 73,204 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own beneficially more than ten percent of any class of equity security of the Company to file with the Securities and Exchange Commission initial reports of such ownership and reports of changes in such ownership. Officers, directors and such beneficial owners are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that due to a misinterpretation of the Section 16(a) rules concerning the timing for reporting restricted stock acquisitions, the following filings were late: Mr. Moore — one Form 5 involving one transaction; Mr. Richey — three Form 5s involving one, one and two transactions, respectively; Mr. Kretschmer — three Form 5s involving one, one and two transactions, respectively; Mr. Muenster — three Form 5s involving one transaction each; and Ms. Barclay — three Form 5s involving one transaction each.

II.     PROPOSAL TO APPROVE THE 2004 INCENTIVE COMPENSATION PLAN

      The Board of Directors unanimously recommends a vote FOR approval of the 2004 Incentive Compensation Plan, which is described below.

      As part of a continuing program of executive incentive compensation, the Board of Directors, on October 16, 2003, adopted the 2004 Incentive Compensation Plan (the “2004 Plan”) subject to approval of the Stockholders. The major purpose of the 2004 Plan is to attract and retain executive, managerial and other salaried employees; motivate participants to achieve long-range goals; provide incentive compensation opportunities that are competitive with those of other similar businesses; and, in the case of stock-based awards, further align participants’ interest with those of the Stockholders through compensation that is based on the Common Shares.

      The approval of the 2004 Plan will not affect the Company’s other equity compensation plans or the number of Common Shares available for additional awards under those plans. See “Other Equity Compensation Plan Information” on page 23.

      The 2004 Plan permits the granting of a variety of stock-based awards and cash to facilitate effective incentive arrangements, subject to the limits on the number of shares specified for certain types of awards. The Human Resources and Compensation Committee of the Board of Directors (the “Committee”) may grant awards under the 2004 Plan in the form of stock options, stock appreciation rights (“SARs”), performance shares, restricted stock, other stock-based awards and long term incentive awards. The Committee shall be constituted to comply with Rule 16b-3 under the Exchange Act, or any successor to such Rule, and the requirements of the New York Stock Exchange or other applicable exchange. In addition, the Committee shall consist solely of two or more outside directors as defined in Section 162(m) of the Internal Revenue Code (the “Code”). The Committee may delegate to the Company’s chief executive officer the authority to grant stock options of up to 5,000 Common Shares each (and 50,000 per year in the aggregate) to employees who are not reporting persons under Section 16 of the Exchange Act or covered employees (as defined in Section 162(m) of the Code).

      One million (1,000,000) authorized but unissued Common Shares have been allocated for awards under the 2004 Plan. The Company may, in its discretion, use Common Shares held in treasury in lieu of authorized but unissued Common Shares. Up to 30% of the total shares allocated for awards under the 2004 Plan may be used for performance shares, restricted stock and any other awards wherein actual shares of common stock are distributed without any payment by the participant. The number of shares with respect to which stock options and SARs may be granted to any individual during any calendar year may not exceed one hundred thirty-five thousand (135,000) shares.

      The number of Common Shares allocated to the 2004 Plan shall be adjusted to reflect any subsequent stock dividends, stock splits and similar matters affecting the number of outstanding Common Shares. In the event an award of shares is canceled due to termination of a participant’s employment, failure to meet performance objectives, or any other reason, the Committee may again use the shares related to the canceled award for the granting of subsequent awards. If any stock option expires or terminates without having been exercised in full, the unpurchased shares subject to such option will again be available for awards under the 2004 Plan. Any shares tendered in exercise of a stock option will be available for awards under the 2004 Plan.

      Participants in the 2004 Plan are executive, managerial and other salaried employees who are determined by the Committee to be eligible for awards thereunder. Currently, approximately 300 employees, including the executive officers, participate in the stock option and SARs awards, and approximately 18 to 24 senior executives, including the executive officers, participate in performance share, restricted stock or other stock-based awards. No determination has been made with respect to persons who may be granted awards under the 2004 Plan.

      The last sales closing price of the Common Shares on the New York Stock Exchange on December 15, 2003 was $42.21 per share.

      The complete text of the 2004 Plan is set forth in Appendix B to this proxy statement. The following summary of certain provisions of the 2004 Plan is qualified by reference to the text of the 2004 Plan.

Stock Options and SARs

      Stock options and SARs may be granted only to key officers, managers and professional employees of the Company or its subsidiaries.

      The Committee will have plenary authority to determine the terms and provisions of each stock option and SAR agreement (which need not be identical). The purchase price under each stock option may not be less than 100% of the fair market value of the Common Shares at the time of the grant. Such fair market value shall generally be considered to be the mean between the high and low price of the Common Shares as traded on the New York Stock Exchange on the day the option is granted; provided, that the Committee may adopt any other criterion for the determination of such fair market value as it may determine to be appropriate. The Committee may not, without Stockholder approval, reprice stock options by lowering the exercise price of outstanding options.

      The purchase price is to be paid in full upon the exercise of the stock option, either (i) in cash, (ii) by the tender to the Company (either actually or by attestation) of Common Shares owned by the optionee for at least six (6) months and registered in his name, having a fair market value equal to the cash exercise price of the stock option being exercised, with the fair market value of such stock to be determined in such appropriate manner as may be provided for by the Committee or as may be required in order to comply with, or to conform to the requirements of, any applicable laws or regulations, (iii) by any combination of the payment methods specified in clauses (i) and (ii) hereof, or (iv) such other methods determined by the Committee; provided, that no Common Shares may be tendered in exercise of an incentive stock option if such shares were acquired by the optionee through the exercise of an incentive stock option unless (i) such shares have been held by the optionee for at least one year and (ii) at least two years have elapsed since such prior incentive stock option was granted. In addition, the optionee may effect a “cashless exercise” of a stock option in lieu of paying the stock option price in cash or Common Shares owned by the optionee by means of a “same day sale” in which the option shares are sold through a broker selected by the optionee and a portion of the proceeds to cover the exercise price is paid to the Company, or otherwise in accordance with the rules and procedures adopted by the Committee.

      The term of each option will be not more than five years from the date of grant. Subject to limitations set out below, options will be exercisable at such time or times as the Committee in each instance approves, which need not be uniform for all options. The maximum aggregate fair market value of the Common Shares with respect to which incentive stock options are exercisable for the first time by any optionee during any calendar year shall not exceed $100,000.

      Under the 2004 Plan, at the time an option is granted or at any time thereafter, the Committee, in its discretion, may grant to an optionee an alternative SAR with respect to all or any part of the number of shares covered by his unexercised option. An optionee who also holds a SAR may, in lieu of exercising the option, exercise the SAR. Upon exercise of the SAR, the optionee will be paid in cash, Common Shares or any combination thereof an amount equal to the excess of the fair market value of one share on the date of exercise over the per share exercise price for the option in respect of which the SAR was granted, multiplied by the number of shares as to which the SAR is exercised. The Committee will determine the form of payment of the SAR. Each SAR will be exercisable for such period as the Committee determines, which time period may not exceed the time period during which the corresponding option may be exercised.

      Stock options and SARs will not generally be transferable except by will or the laws of descent and distribution, and may be exercised during the lifetime of the optionee only by the optionee. However, the Committee may permit an option which is not an incentive stock option to be transferred to a member or members of the option holder’s immediate family, or to a trust for the benefit of such immediate family member(s), or to a partnership, limited liability company, or similar entity in which such immediate family member(s) comprise the majority partners or equity holders. For purposes of this provision, an option holder’s immediate family means the option holder’s spouse, children and grandchildren.

      An option or SAR must be exercised prior to the termination of employment, except as follows: if employment is terminated with the approval of the Company, the Committee in its discretion may permit the option or SAR to be exercised, to the extent it was exercisable at the date of termination, within three months after such termination (one year in the case of termination on account of retirement on or after age 60 (“Retirement”)); if employment is terminated on account of disability, the option or SAR may be exercised, to the extent it was exercisable at the date of termination, within one year thereafter; in the event of death of the optionee while employed by the Company or (if the Committee has permitted an extension as provided above) within three months after termination of employment (or one year in the case of termination due to disability or Retirement), the option or SAR may be exercised, to the extent it was exercisable at the date of death, within one year after the date of death; but in no case may an option or SAR be exercised after five (5) years, or such shorter period as specified by the stock option agreement, from the date of grant of the option.

Performance Share Awards

      An award of performance shares represents the right of the participant to receive Common Shares (or equivalent value) if specified performance objectives and, in some cases, additional service requirements are achieved. The performance objectives may be established and adjusted from time to time by the Committee, subject to the criteria set forth under “Performance Criteria” below, and need not be the same for all participants.

      The earnout of performance share awards will be contingent upon the achievement of performance programs established by the Committee. Each program will have one or more specified objectives and performance periods over which the objectives are targeted for achievement. Participation in a specific program and the terms of the corresponding performance share award will be specified in a notice of award delivered to the participant at the time of the award. The Committee may also establish additional service requirements in order for payment of an earned portion of the award to be made.

      The amount which a participant will be entitled to receive during the performance period will be the applicable percentage of the award with respect to which the targeted performance objectives were met, as determined by the Committee, or there may be such other form of distribution as the notice of award may specify. Distribution may be made in Common Shares, or equivalent value of Common Shares as determined by the Committee. The Company is authorized to withhold from any such distribution an amount (including Common Shares) necessary to satisfy income tax withholding requirements in respect of such distribution. Participants may irrevocably elect, at the time of their award, to defer distribution, in which event an account will be established for the participant. During the deferral period the participant’s account will be credited with an amount equal to the dividends, if any, paid on the Common Shares for the number of shares credited to the account.

      Unless otherwise determined by the Committee, in order to receive distribution of performance share awards, a participant must have been continuously employed by the Company or a subsidiary for such period as the Committee may determine, subject to the proration of distribution at the discretion of the Committee in the event of retirement or termination of employment due to death, disability or otherwise.

Restricted Stock Awards

      The Committee may also grant restricted stock awards, including but not limited to performance-accelerated restricted stock. A restricted stock award entitles the participant to receive Common Shares that vest upon continued employment for a specified period. A performance-accelerated restricted stock award entitles the participant to earn Common Shares upon the achievement of specified performance criteria, as the Committee may establish. Vesting of performance-accelerated restricted stock is contingent on continued employment for a specified period after the shares are earned, and may also be subject to limitations on the number of shares that can vest in the first, or first and second, fiscal years after the award. However, awards not earned by performance criteria achievement will nevertheless vest and be distributed at the end of the employment period established for the award, provided the recipient continues in the employment of the Company.

      The terms and conditions of restricted stock awards shall be determined by the Committee, including those under which a participant shall be entitled to receive a credit equivalent to any dividend payable with respect to the number of shares which, as of the record date of such dividend, have been awarded but not delivered to the participant. Any such dividend equivalents shall be paid to the participant awarded the restricted stock at such time or times during the period when the shares are being held by the Company or its escrow agent pursuant to the terms of the restricted stock award, or at the time the shares to which the dividend equivalents apply are delivered to the participant, as the Committee shall determine. Any arrangement for the payment of dividend equivalents shall be terminated if, under the terms and conditions established by the Committee, the right to receive shares being held pursuant to the terms of the restricted stock award shall lapse.

Other Stock-Based Awards

      The Committee may from time to time grant other stock-based awards including without limitation those awards pursuant to which shares may be acquired in the future, such as awards denominated in Common Shares, stock units, securities convertible into Common Shares and phantom securities. The Committee, in its sole discretion, shall determine, and provide in the applicable agreement for, the terms and conditions of such other stock-based awards. The Committee may, in its sole discretion, direct the Company to issue Common Shares in respect of other stock-based awards subject to restrictive legends, stop transfer instructions or other restrictions as it may deem appropriate.

Long Term Incentive Awards

      Long term incentive awards provide for the payment of cash if certain performance targets are met over a specified performance period. Each performance target and period shall be set forth in the relative agreement, which need not be uniform for all participants.

Performance Criteria

      The performance criteria for performance share awards, restricted stock awards, other stock-based awards and long term incentive awards made to any “covered employee” (as defined in Section 162(m) of the Code), and which are intended to qualify as “performance-based compensation” (as defined in Section 162(m) of the Code) (a “162(m) Award”), shall consist of objective tests based on one or more of the following: earnings; cash flow; profitability; customer satisfaction; investor relations; revenues; financial return ratios; market performance; shareholder return and/ or value; operating profits (including earnings before income taxes, depreciation and amortization); net profits; earnings per share; earnings per share growth; profit returns and margins; stock price; working capital; business trends; production cost; project milestones; plant and equipment performance; safety; environment; gross margin; operating margin; net margin; expense margins; EBIT margin; EBIT growth; EBITDA margin; EBITDA growth; NOPAT (net operating profit after tax) margin; GOPAT (gross operating profit after tax); net assets; working capital; asset turnover; working capital turnover; accounts receivable turnover; accounts payable turnover; inventory turnover; inventory days outstanding; accounts receivable days outstanding; accounts payable days outstanding; debt to equity; debt to capital; current ratio; return on equity; return on assets; return on net assets; return on invested capital; return on gross assets; cash flow return on investment; cash value added; price to earnings ratio; market to book ratio; market to capital ratio; cost of capital; cost of debt; cost of equity; market risk premium; stock price appreciation with or without divisions; total shareholder return; economic value added; economic profit; sales growth percents; EPS growth percents; cash flow growth year over year; return on total capital, or any combination of the foregoing. Performance criteria may be measured solely on a corporate, subsidiary, business unit or individual basis, or a combination thereof. Satisfaction of common stock ownership guidelines may also be a prerequisite to payment. If the applicable performance criteria under a 162(m) Award are not achieved for a given performance period, the Committee has full discretion to reduce or eliminate the amount otherwise payable for that performance period. Under no circumstances may the Committee use discretion to increase the amount payable to a participant under a 162(m) Award.

Amendment and Termination of 2004 Plan

      The Board of Directors or the Committee may at any time terminate the 2004 Plan or amend the 2004 Plan; provided that no amendment shall be made without the approval of the Stockholders if such amendment would increase the number of Common Shares which may be granted under the 2004 Plan, or change the class of employees to whom awards may be granted, or withdraw the Committee’s authority to administer the 2004 Plan. Pursuant to the listing standards of the New York Stock Exchange, any material revisions to the 2004 Plan may require approval of the Stockholders.

      The 2004 Plan will terminate on October 15, 2013, but stock options, SARs, performance share awards or other stock-based awards outstanding at the termination of the 2004 Plan shall continue in accordance with their terms and shall not be affected by such termination.

Federal Income Tax Consequences

      Incentive Stock Options. An optionee does not realize income on the grant of an incentive stock option. If an optionee exercises an incentive stock option in accordance with the terms of the option and does not dispose of the shares acquired within two years from the date of the grant of the option or within one year from the date of exercise, the optionee will not realize any ordinary income by reason of the exercise, and the employer will be allowed no deduction by reason of the grant or exercise. The optionee’s basis in the shares acquired upon exercise will be the amount of cash paid upon exercise. Provided the optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, his gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of his gain or loss will be the difference between the amount realized on the disposition of the shares and his basis in the shares.

      If an optionee disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise (an “Early Disposition”), the optionee will realize ordinary income at the time of disposition which will equal the excess, if any, of the lesser of (a) the amount realized on the disposition or (b) the fair market value of the shares on the date of exercise, over the optionee’s basis in the shares. The Company will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on disposition of such shares over the fair market value of the shares on the date of exercise will be long- or short-term capital gain, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of disposition.

      The excess of the fair market value of the shares at the time the incentive stock option is exercised over the exercise price for the shares is tax preference income taken into account in computing the alternative minimum tax applicable to individuals.

      Non-Statutory Stock Options. Non-statutory stock options do not qualify for the special tax treatment accorded to incentive stock options under the Code. Although an optionee does not recognize income at the time of the grant of the option, he recognizes ordinary income upon the exercise of a non-statutory option in an amount equal to the excess of the fair market value of the stock on the date of exercise of the option over the amount of cash paid for the stock.

      As a result of the optionee’s exercise of a non-statutory stock option, the Company will be entitled to deduct as compensation an amount equal to the amount included in the optionee’s gross income. If the optionee pays all or part of the option price of a non-statutory stock option by surrendering shares already owned by him, certain additional tax rules apply.

      The excess of the fair market value of the stock on the date of exercise of a non-statutory stock option over the exercise price is not a tax preference item.

      Stock Appreciation Rights. Although the recipient of a SAR does not recognize income at the time the right is granted, he will recognize income when the right is exercised in an amount equal to the cash and the fair market value of the property he receives. The Company will be entitled to deduct as compensation an amount equal to the income recognized by the recipient.

      However, so long as sale of the stock (if any) received would subject him to suit under Section 16(b) of the Securities Exchange Act of 1934, the recipient does not recognize income and no tax deduction is allowed to the Company until the earlier of the expiration of six months from the date of exercise and the date on which the Section 16(b) restriction lapses. At such time, the recipient will recognize income equal to the fair market value of the stock at the time the Section 16(b) restriction lapses and the Company will be entitled to a tax deduction of a like amount. The recipient may elect to recognize income upon receipt of the stock and not at the later time, in which case the tax consequences to the recipient and the Company are the same as if he were not subject to the Section 16(b) restriction.

      If a SAR is paid in stock, the recipient’s basis will be equal to the amount of ordinary income recognized by the recipient in respect of such stock, and his holding period will commence on the day such income is recognized.

      Awards Other Than Stock Options And Stock Appreciation Rights. A participant will recognize ordinary income equal to the amount of cash and the fair market value of stock received under any other awards under the Plan and the Company will be entitled to a deduction of the same amount, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

      The foregoing is a summary of the federal income tax consequences to the participants in the 2004 Plan and to the Company, based upon current income tax laws, regulations and rulings.

OTHER EQUITY COMPENSATION PLAN INFORMATION

      The following table summarizes certain information regarding Common Shares that may be issued by the Company pursuant to its equity compensation plans existing as of September 30, 2003, but does not include any Common Shares which may be issued under the proposed 2004 Plan or purchased pursuant to the Company’s amended Employee Stock Purchase Plan, which is described as Proposal III herein:

			Number of securities
			remaining available
			for future issuance
			under equity
	Number of securities to	Weighted-average	compensation plans
	be issued upon exercise	exercise price of	(excluding securities
	of outstanding options,	outstanding options,	reflected in column
Plan Category	warrants and rights(1)	warrants and rights	(a))(1)

	(a)	(b)	(c)
Equity compensation plans approved by security holders(2)	978,494 (3)	$17.1867 (4)	252,145	(5)(6)
Equity compensation plans not approved by security holders	0	N/A	182,450	(7)
Total	978,494	$17.1867	434,595

(1)	Number of Common Shares is subject to adjustment for changes in capitalization for stock splits, stock dividends and similar events.

(2)	Consists of the Company’s 1994 and 1999 Stock Option Plans and the 2001 Stock Incentive Plan, which have been amended without Stockholder approval in accordance with their terms, as follows: the Company’s 1994 and 1999 Stock Option Plans have been amended to reflect the change of the Company’s name and the elimination of the Company’s common stock trust receipts, to provide for withholding, to provide for adjustment upon a special distribution and/or in certain other respects; the 1994 Stock Option Plan was amended to permit the Human Resources and Compensation Committee (the “Committee”), in its discretion, to extend the period during which an optionee who terminates employment on account of retirement on or after age 60 may exercise his stock option to five years after retirement, but before ten years from the date of grant; and all three of the above Plans were amended to authorize the Committee to delegate to the Chief Executive Officer the power to grant stock options to persons who are not “officers” as defined in Rule 16A-1 under the Exchange Act, with the limitation of 5,000 shares per award and 50,000 shares awarded in the aggregate in any fiscal year, and to delegate to other employees the power to extend a stock option beyond termination of employment for optionees who are not such “officers”.

(3)	Includes Common Shares issuable in connection with the vesting and distribution of performance-accelerated restricted share awards under the Company’s 2001 Stock Incentive Plan.

(4)	Does not include 213,898 Common Shares issuable in connection with the vesting and distribution of outstanding performance-accelerated restricted share awards under the 2001 Stock Incentive Plan, for which there are no exercise prices.

(5)	Comprises 5,557, 45,840 and 200,748 Common Shares under the 1994 and 1999 Stock Option Plans and the 2001 Stock Incentive Plan, respectively.

(6)	On October 1, 2004, there will be added to the authorized shares allocated to the 2001 Stock Incentive Plan the lesser of (i) 1% of the total outstanding shares as of each such date, or (ii) 125,000 shares, which may be used for the grant of stock options, SARs, performance share awards or other stock-based awards; provided, however, that not more than 200,000 of the total shares added to this Plan on October 1, 2002 and 2003 and to be added on October 1, 2004 may be used for performance share awards or other stock-based awards.

(7)	Represents Common Shares issuable pursuant to the Compensation Plan for Non-Employee Directors (the “Compensation Plan”), which provides for each director to be paid an annual retainer fee payable partially in cash and partially in Common Shares. Periodically, the Human Resources and Compensation Committee of the Board of Directors determines the amount of the retainer fee and the allocation of the fee between cash and Common Shares. The maximum number of Common Shares available for distribution under the Compensation Plan is 200,000 shares. The stock portion of the retainer fee is distributable in quarterly installments. Directors may elect to defer receipt of all of the cash portion and/or all of the stock portion of the retainer fee. The deferred amounts are credited to the director’s deferred compensation account in stock equivalents. Deferred amounts are distributed in Common Shares or cash at such future dates as specified by the director unless distribution is accelerated in certain circumstances, including a change in control of the Company. The stock portion which has been deferred may only be distributed in Common Shares.

III. PROPOSAL TO APPROVE THE AMENDED EMPLOYEE STOCK PURCHASE PLAN

      The Board of Directors unanimously recommends a vote FOR approval of the amended Employee Stock Purchase Plan, which is described below.

      The Board of Directors of the Company originally adopted the Employee Stock Purchase Plan (the “ESPP”) effective as of July 1, 1992. The ESPP has been amended several times, the most recent of which was the Sixth Amendment and Restatement effective October 15, 2003.

      Under the ESPP, participants may elect to have up to 10% of their current salary or wages withheld and contributed to one or more independent trustees (the “Trustees”) for the purchase of Common Shares. As described below, the Company may match up to 20% of participants’ contributions. The total number of Common Shares purchased with the Company’s matching contributions, however, may not exceed 100,000. In accordance with recently adopted New York Stock Exchange listing standards, the Company is required to seek approval of the Stockholders for the ESPP to the extent it permits these matching contributions by the Company.

      The purpose of the ESPP is to provide a convenient method by which employees of the Company may purchase Common Shares. The Trustee appointed by an officer designated by the Board of Directors is responsible for administering the ESPP and will establish such procedures as it deems necessary to effect equitably and fairly the provisions and intent of the ESPP.

      Participants in the ESPP are employees who are determined by any division or domestic subsidiary of the Company to be eligible for participation in the ESPP. There are approximately 1,565 employees currently eligible to participate in the ESPP, including the Company’s four executive officers. Participation by such employees is entirely voluntary.

      The complete text of the ESPP is set forth in Appendix C to this proxy statement. The following summary of certain provisions of the ESPP is qualified by reference to the text of the ESPP.

Purchases and Contributions

      Participants may contribute to the ESPP only through payroll deductions. At the discretion of an officer of the Company, the Company or a domestic subsidiary or division may contribute cash in an amount not to exceed 20% of the amounts contributed by participants. The Company’s contribution may be separately determined for each division or subsidiary of the Company which participates in the ESPP. The total number of Common Shares purchased with the Company’s matching cash contributions under the ESPP may not exceed 100,000.

      Cash contributed by participants and the Company will be used by the Trustee to purchase Common Shares on a monthly basis from the Company, in private transactions or on the New York Stock Exchange. The Trustee will allocate shares purchased by the Trustee to each participant’s account. Cash dividends on such shares will be used by the Trustee to purchase additional Common Shares which will be allocated among all participants, pro rata, on the basis of their respective account balances. Participants will have the right to vote all Common Shares credited to their respective accounts under the ESPP.

Withdrawals

      A participant may withdraw any portion of the whole shares allocated to his account held by the Trustee under the ESPP up to four times each calendar year. A participant may also request the Trustee sell whole shares allocated to the participant’s account. The Trustee will then sell the shares and deliver a check to the participant minus commission. Any participant may cease contributing under the ESPP or revoke any payroll withholding authorization at any time.

      In the event of death, retirement, total disability, entering military service, or other termination of employment, settlement will be made as soon as practicable. The certificates for the Common Shares allocated to the account of such participant and cash equaling any fractional shares will be delivered to the former participant or, in the case of death to the legal representative of such participant.

Amendment and Termination of ESPP

      The Company may amend or terminate the ESPP at any time, provided that the listing standards of the New York Stock Exchange may require approval of the Stockholders for material revisions to the Company contribution feature of the ESPP. In the event of termination, each participant will receive from the Trustee within sixty days after the termination a certificate for the whole shares which have been acquired for the participant and an amount in cash equal to the fractional share remaining in the participant’s account.

IV. PROPOSAL TO RATIFY COMPANY’S SELECTION OF KPMG LLP

AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2004

      The Board of Directors unanimously recommends a vote FOR ratification of the selection of KPMG LLP as independent auditors for the fiscal year ending September 30, 2004.

      The Audit and Finance Committee has appointed KPMG LLP, Certified Public Accountants, as independent auditors of the Company for the fiscal year ending September 30, 2004.

      KPMG LLP or its predecessor firms have served as the independent auditors of the Company since its incorporation in 1990. A representative of KPMG LLP is expected to be present at the 2004 Annual Meeting with the opportunity to make a statement and respond to appropriate questions from Stockholders.

      Although this appointment is not required to be submitted to a vote of Stockholders, the Board of Directors believes it is appropriate to request that the Stockholders ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending September 30, 2004. If the Stockholders do not ratify, the Audit and Finance Committee will investigate the reasons for Stockholder rejection and will reconsider the appointment.

V. INDEPENDENT AUDITORS

      KPMG LLP was the Company’s independent auditors for the fiscal year ended September 30, 2003, and the Audit and Finance Committee (the “Committee”) has selected them as independent auditors for the year ending September 30, 2004. The Committee has adopted pre-approval policies and procedures requiring that the Committee pre-approve all audit or non-audit services. In accordance with this policy, the Committee has pre-approved and has set specific quarterly limitations on fees for the following categories of services: general accounting and SEC consultation, compliance with pertinent legislation, general taxation matters and tax returns. Services which have not received specific pre-approval by the Committee must receive such approval prior to the rendering of the services.

      The following fees were paid to KPMG LLP for services rendered for each of the last two fiscal years:

	2003	2002

Audit Fees	$426,000	$441,000
Audit-Related Fees	44,000	124,000
Tax Fees	117,000	77,000
Financial Information Systems Design and Implementation Fees	—	—
All Other Fees	53,000	15,000

Total KPMG LLP Fees Paid	$640,000	$657,000

      Audit Fees primarily represent amounts paid for the audit of the Company’s annual financial statements, reviews of SEC Forms 10-Q and 10-K and statutory audit requirements at certain non-United States locations.

      Audit Related Fees represent amounts paid for services that are related to the performance of the audit, including review of benefit plans, review of general accounting matters and bank debt compliance letters.

      Tax Fees represent amounts paid for tax services, including general tax provision reviews and tax return assistance.

      All Other Fees include amounts paid for non-financial statement services, primarily financial due diligence assistance.

      In the process of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending September 30, 2004, the Committee has determined that the non-audit services provided by KPMG LLP are compatible with maintaining the independence of KPMG LLP.

VI. VOTING

      The affirmative vote of the holders of a majority of the shares entitled to vote which are present in person or represented by proxy at the 2004 Annual Meeting is required to elect directors, to approve the 2004 Incentive Compensation Plan, to approve the amended Employee Stock Purchase Plan, to ratify the Company’s selection of independent auditors for fiscal 2004, and to act on any other matters properly brought before the meeting. Shares represented by proxies which are marked “withhold authority” with respect to the election of any one or more nominees for election as directors, proxies which are marked “Abstain” on the proposals to approve the above-listed Plans and to ratify the selection of independent auditors, and proxies which are marked to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominee or nominees, against such proposals to approve said Plans, against such proposal to ratify the selection of independent auditors, and against such other matters, respectively. Shares not voted on one or more but less than all such matters on proxies returned by brokers will be treated as not represented at the meeting as to such matter or matters.

      The Company knows of no other matters to come before the meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such proxies.

VII. STOCKHOLDER PROPOSALS

      Proposals of Stockholders intended to be presented at the 2005 Annual Meeting must be received by the Company by August 9, 2004 for inclusion in the Company’s proxy statement and form of proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and form of proxy in accordance with regulations governing the solicitation of proxies.

      In order for a Stockholder to nominate a candidate for director, under the Company’s Articles of Incorporation, timely notice of the nomination must be given to the Company in advance of the meeting. Ordinarily, such notice must be given not less than 60 nor more than 90 days before the meeting (but if the Company gives less than 50 days notice or prior public disclosure of the date of the meeting, then the Stockholder must give such notice within ten days after notice of the meeting is mailed or other public disclosure of the meeting is made, whichever occurs first). The Stockholder filing the notice of nomination must describe various matters regarding the nominee, including such information as name, address, occupation and shares held.

      In order for a Stockholder to bring other business before a Stockholder meeting, timely notice must be given to the Company within the time limits described above. Such notice must include a description of the proposed business, the reasons therefor and other specified matters. The Board may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for Stockholder action in accordance with the provisions of applicable law. These requirements are separate from and in addition to the requirements a Stockholder must meet to have a proposal included in the Company’s proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

      In each case, the notice must be given to the Secretary of the Company, whose address is 8888 Ladue Road, Suite 200, St. Louis, Missouri 63124-2056. Any Stockholder desiring a copy of the Company’s Articles of Incorporation or Bylaws will be furnished one without charge upon written request to the Secretary.

APPENDIX A

ESCO TECHNOLOGIES INC.

AUDIT & FINANCE COMMITTEE CHARTER

      The Board of Directors of ESCO TECHNOLOGIES INC. (the “Company”) hereby adopts this charter to govern the composition of its Audit & Finance Committee (the “Committee”) and the scope of the Committee’s duties and responsibilities, and to set forth specific actions the Board of Directors expects the Committee to undertake to fulfill those duties and responsibilities.

I.	Statement of Purpose

      The Committee will assist the Board of Directors in overseeing and monitoring the Company’s financial reporting process. The duties of the Committee are ones of oversight and supervision. It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations or the Company’s compliance program. The Board of Directors recognizes that the Committee will rely on the advice and information it receives from the Company’s management and its internal and outside auditors. The Board does, however, expect the Committee to exercise independent judgment in assessing the quality of the Company’s financial reporting process and its internal controls. In doing so, the Board expects that the Committee will maintain free and open communication with the other directors, the Company’s independent and internal auditors and the financial management of the Company.

II.	Composition of the Committee

      The Committee shall be comprised of at least three members of the Board of Directors, with the number of members to be determined from time to time by the Board. The members shall be designated by the Board of Directors, and each of them shall be independent of management, as that term is defined by §303.01(B)(3) of the New York Stock Exchange Rules, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment.

      Each member of the Committee shall have experience or education in business or financial matters sufficient to provide him or her with a working familiarity with basic finance and accounting matters. In addition, the Committee shall include at least one person with financial management or accounting expertise.

      Unless the Board has previously designated the Chair, the members of the Committee may designate a Chair by majority vote.

III.	Meetings

      The Committee shall meet at least 4 times annually, or more frequently if circumstances dictate. One of these meetings shall include separate executive sessions with the Company’s independent auditors and the “outsourced” Internal Audit Executive or in certain circumstances the Company’s Internal Audit Executive. Unless circumstances dictate otherwise, the meetings should occur quarterly in conjunction with a review of the Company’s quarterly financial results.

IV.	Duties and Responsibilities of the Committee

      The duties and responsibilities of the Committee shall include the following:

1. Receive the written disclosures and letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discuss with the auditors any issues required to be discussed regarding their independence.

2. a. Annually evaluate the qualifications, prior performance and independence of the Company’s independent auditors.

b. Based on such evaluation, re-engage the independent auditors or terminate such auditors and select and engage new independent auditors.

c. Approve the engagement, including scope and cost, of the independent auditor both for audit and permitted non-audit services.

d. In its discretion, develop and adopt pre-approval policies and procedures under which the independent auditor may be engaged. Such policies and procedures, if developed and adopted, shall be consistent with Section 202 of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

3. Meet with the independent auditors and financial management of the Company in advance of the annual audit to review its proposed scope, the proposed scope of the quarterly reviews, and the procedures to be followed in conducting the audit and the reviews.

4. Review with the independent auditors any problems or difficulties the auditors may have encountered during the annual audit, including any restrictions placed on the scope of the audit, difficulties obtaining required information, significant areas of disagreement with management, areas where the planned scope of the audit was changed because of concerns or difficulties, significant audit adjustments, and any other matters required to be discussed by Statement of Auditing Standards No. 61.

5. Review the Company’s Annual Report on Form 10-K and the financial statements contained therein with the Company’s financial management and independent auditors. Discuss any significant financial judgments made in connection with the preparation of the Company’s financial statements. Receive assurances from financial management that the financial statements proposed to be included in the Company’s Annual Report contain no material misstatements, and receive assurances from the independent auditors that, in the course of their audit, they learned of no material misstatement. If deemed appropriate, after consideration of the reviews and assurances, recommend to the Board of Directors that they be included in the Annual Report on Form 10-K.

6. Review the Company’s Quarterly Reports on Form 10-Q and the financial statements contained therein with the Company’s financial management. Receive assurances from the Company’s financial management that the financial statements included in the Company’s reports do not contain any material misstatements, and receive assurances that the auditors learned of no material misstatements in the course of their review of such financial statements.

7. Discuss at least annually with the Company’s independent auditors the adequacy and effectiveness of the Company’s internal controls. Review the management letter issued by the independent auditor and management’s response thereto. Periodically assess action management has taken or progress it has made in addressing issues raised by the independent auditors.

8. Approve the annual plan and associated resource allocation of the outsourced Internal Audit function.

9. Discuss at least annually with the internal audit executive the effectiveness of the Company’s internal accounting controls, as well as any significant letters or reports to management issued by the internal auditors, and management’s responses thereto.

10. Discuss at least annually with the Company’s General Counsel the effectiveness of the Company’s legal, regulatory, and Corporate Governance compliance programs, any legal matters that may have a material impact on the Company’s financial statements and any material reports or inquiries received from regulators or government agencies.

11. Recommend to the Board of Directors that the Committee be authorized to commence and oversee any investigation deemed appropriate into any matters within the Committee’s scope of responsibility, with the power to retain independent counsel, accountants and other advisors and experts to assist the Committee if deemed appropriate.

12. Prepare the disclosure required by the Rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

13. Review this charter on an annual basis and make recommendations to the Board of Directors concerning any changes deemed appropriate.

14. Report actions of the Committee to the Board of Directors with such recommendations as the Committee deems appropriate.

15. Annually review its performance.

APPENDIX B

ESCO TECHNOLOGIES INC.

2004 INCENTIVE COMPENSATION PLAN

1.     Purpose of the Plan.

      The ESCO Technologies Inc. 2004 Incentive Compensation Plan (the “Plan”) has been established by ESCO Technologies Inc., a Missouri corporation (the “Company”), to:

(a) attract and retain executive, managerial and other salaried employees;

(b) motivate participants, by means of appropriate incentives, to achieve long-range goals;

(c) provide incentive compensation opportunities that are competitive with those of other similar businesses; and

(d) in the case of stock-based awards, further align a participant’s interests with those of the Company’s stockholders through compensation that is based on the Company’s common stock, and thereby promote the long-term financial interests of the Company, including the growth in value of the Company’s equity and enhancement of long-term stockholder returns.

2.     Awards Under the Plan.

      Awards granted under the Plan shall be stock options as described in Section 7 (“Stock Options”), stock appreciation rights as described in Section 8 (“SARs”), performance share awards as described in Section 9 (“Performance Share Awards”), restricted stock awards as described in Section 10 (“Restricted Stock Awards”), awards based in stock other than Stock Options, SARs, Performance Share Awards or Restricted Stock Awards as described in Section 11 (“Other Stock-Based Awards”), and long term incentive awards as described in Section 12 (“Long Term Incentive Awards”). It is intended that certain Stock Options granted under the Plan will qualify as incentive stock options (“Incentive Stock Options”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and that other Stock Options granted hereunder will not qualify as Incentive Stock Options.

3.     Stock Subject to the Plan.

      One Million (1,000,000) shares of the authorized but unissued common stock, par value of $0.01 per share, of the Company (“Common Stock”) have been allocated to the Plan for awards under the Plan, no more than thirty percent (30%) of which may be used in the aggregate for Performance Share Awards, Restricted Stock Awards and any other awards wherein actual shares of Common Stock are distributed without any payment by the participant. The Company may, in its discretion, use shares held in the Treasury in lieu of authorized but unissued shares. The number of shares allocated to the Plan shall be adjusted to reflect subsequent stock dividends, stock splits, reverse stock splits and similar matters affecting the number of outstanding shares of Common Stock. If any Stock Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan. Any shares of Common Stock which are used by an optionee as full or partial payment to the Company of the purchase price of shares of Common Stock upon exercise of a Stock Option shall again be available for the purposes of the Plan. In the event any award of shares related to Performance Share Awards, Restricted Stock Awards or Other Stock-Based Awards is cancelled on account of termination of a participant’s employment, failure to meet performance objectives, or for any other reason, the shares related to such cancelled award shall again be available for purposes of the Plan. The number of shares with respect to which Stock Options and SARs may be granted to any individual during any calendar year may not exceed one hundred thirty-five thousand (135,000) shares.

4.     Administration.

      The Plan shall be administered by the Committee referred to in Section 5 (the “Committee”). Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, Stock Options, SARs, Performance Share Awards, Restricted Stock Awards, Other Stock-Based Awards and Long Term Incentive Awards shall be granted and, in the case of stock based awards, the number of shares to be subject to each award. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the Company’s success, prior stock option exercises and such other factors as the Committee, in its discretion, shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Stock Option, SAR, Performance Share Awards, Restricted Stock Awards, Other Stock-Based Award and Long Term Incentive Award agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations on the matters referred to in this Section 4 shall be conclusive. The Committee may delegate to the Chief Executive Officer the authority to grant Stock Options of up to 5,000 shares of Common Stock each (and 50,000 per year in the aggregate) to employees who are not reporting persons under Section 16 of the Securities Exchange Act of 1934 or covered employees (as defined in section 162(m) of the Internal Revenue Code).

5.     The Committee.

      The Committee shall be the Human Resources and Compensation Committee of the Board of Directors and shall at all times be constituted to comply with Rule 16b-3 under the Securities Exchange Act of 1934, or any successor to such Rule, and the requirements of the New York Stock Exchange or other applicable exchange. In addition, such Committee shall consist solely of two or more outside directors as defined in Section 162(m) of the Code.

6.     Eligibility.

      Stock Options and SARs may be granted only to key officers, managers and professional employees of the Company or its subsidiaries. The term “key officers, managers and professional employees” is not limited to, but includes, officers, whether or not they are directors, but does not include directors who are not also executive employees of the Company, or a subsidiary thereof. The term “subsidiary” shall mean (i) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Stock Option or SAR, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Section 424 of the Code, and (ii) ETS-Lindgren L. P., a Texas limited partnership. Performance Share Awards, Restricted Stock Awards, Other Stock-Based Awards and Long Term Incentive Awards may be granted only to full time employees (or such other employees as the Company may determine) of the Company, its subsidiaries or any subsidiary of its subsidiaries, who may, but need not be, officers of the Company, or of its subsidiaries or divisions, who are determined by the Committee in its discretion, to be senior management personnel important to the future success of the Company.

7.     Stock Options.

      (a) Option Prices. The purchase price of the Common Stock under each Stock Option shall not be less than 100% of the fair market value of the stock at the time of the granting of the Stock Option. Such fair market value shall generally be considered to be the mean between the high and low prices of Common Stock as traded on the New York Stock Exchange on the day the Stock Option is granted; provided, however, that the Committee may adopt any other criterion for the determination of such fair market value as it may determine to be appropriate.

      (b) Exercise of Stock Options. The purchase price is to be paid in full upon the exercise of the Stock Option, either (i) in cash, (ii) by the tender to the Company (either actually or by attestation) of shares of Common Stock, owned by the optionee for at least six (6) months, having a fair market value equal to the cash exercise price of the Stock Option being exercised, with the fair market value of such stock to be determined in such appropriate manner as may be provided for by the Committee or as may be required in order to comply with, or to conform to the requirements of, any applicable laws or regulations, (iii) by any combination of the payment methods specified in clauses (i) and (ii) hereof, or (iv) such other methods determined by the Committee; provided that, no shares of Common Stock may be tendered in exercise of an Incentive Stock Option if such shares were acquired by the optionee through the exercise of an Incentive Stock Option unless (i) such shares have been held by the optionee for at least one year and (ii) at least two years have elapsed since such prior Incentive Stock Option was granted. In addition, the optionee may effect a “cashless exercise” of a Stock Option in lieu of paying the exercise price in cash or shares of Common Stock owned by the optionee by means of a “same day sale” in which the option shares are sold through a broker selected by the optionee and a portion of the proceeds to cover the exercise price and any taxes due is paid to the Company, or except as otherwise provided by the rules and procedures adopted by the Committee.

      (c) Option Exercise Proceeds. The proceeds from the exercise of Stock Options are to be added to the general funds of the Company or to the shares of Common Stock held in Treasury, and used for its corporate purposes as the Company shall determine.

      (d) Incentive Stock Option Amounts. The maximum aggregate fair market value (determined at the time an Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company and its subsidiaries) shall not exceed $100,000.

      (e) Term of Stock Options. The term of each Stock Option shall be not more than five (5) years from the date of granting thereof or such shorter period as is prescribed by the Committee in the Stock Option agreement or as prescribed in subsection (f) following. Within such limit, Stock Options will be exercisable at such time or times, and subject to such restrictions and conditions, as the Committee shall, in each circumstance, approve, which need not be uniform for all optionees; provided, however, that except as provided in subsections (f) and (g) following, no Stock Option may be exercised at any time unless the optionee is then an employee of the Company or a subsidiary and has been so employed continuously since the granting of the Stock Option. The holder of a Stock Option shall have none of the rights of a shareholder with respect to the shares subject to option until such shares shall be issued to him upon the exercise of his Stock Option.

      (f) Termination of Employment. The holder of any Stock Option issued hereunder must exercise the Stock Option prior to his termination of employment, except that if the employment of an optionee terminates with the consent and approval of his employer, the Committee or its designee, may, in its absolute discretion, permit the optionee to exercise his Stock Option, to the extent that he was entitled to exercise it at the date of such termination of employment, at any time within three (3) months after such termination (within one (1) year in the case of termination of employment on account of retirement on or after age 60 (“Retirement”)), but not after five (5) years, or such shorter option term as specified by the award notice, from the date of the granting thereof. The Committee may delegate its authority to extend a Stock Option beyond termination of employment hereunder to such employee or employees as it deems appropriate, so long as the optionees whose options have been extended by such employee or employees are not reporting persons under Section 16 of the Securities Exchange Act of 1934 or covered employees (as defined in section 162(m) of the Internal Revenue Code). If the optionee terminates employment on account of disability he may exercise such Stock Option to the extent he was entitled to exercise it at the date of such termination at any time within one (1) year of the termination of his employment but not after five (5) years or such shorter period as specified by the Stock Option agreement, from the date of the granting thereof. For this purpose a person shall be deemed to be disabled if he is permanently and totally disabled within the meaning of Section 422(c)(6) of the Code, which, as of the date hereof, shall mean that he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than

12 months. A person shall be considered disabled only if he furnishes such proof of disability as the Committee may require. Stock Options granted under the Plan shall not be affected by any change of employment so long as the holder continues to be an employee of the Company or a subsidiary thereof. The Stock Option agreements may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence. Nothing in the Plan or in any Stock Option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary thereof to terminate his employment at any time.

      (g) Death of Holder of Stock Option. In the event of the death of an individual to whom a Stock Option has been granted under the Plan while he is employed by the Company or a subsidiary or (if the Committee or its designee has approved an extension under (f), above) within three (3) months after the termination of his employment (or within one (1) year in the case of the termination of employment of a Stock Option holder on account of Retirement or who is disabled as above provided), the Stock Option theretofore granted to him may be exercised, to the extent that he was entitled to exercise it at the date of such death, by a legatee or legatees of the Stock Option holder under his last will, or by his personal representatives or distributees, at any time within a period of one (1) year after his death, but not after five (5) years, or such shorter period as specified by the Stock Option agreement, from the date of granting thereof.

      (h) Non-Transferability of Stock Options. Each Stock Option granted under the Plan shall, by its terms, be non-transferable otherwise than by will or the laws of descent and distribution, and may be exercised, during the lifetime of the holder thereof, only by him. Notwithstanding the foregoing, the Committee may permit a Stock Option which is not an Incentive Stock Option to be transferred to a member or members of the Stock Option holder’s immediate family, or to a trust for the benefit for such immediate family member(s) or a partnership, limited liability company, or similar entity in which such immediate family member(s) comprise the majority partners or equity holders. For purposes of this provision, a Stock Option holder’s immediate family shall mean the Stock Option holder’s spouse, children and grandchildren.

      (i) Successive Stock Option Grants. Successive Stock Option grants may be made to any holder of Stock Options under the Plan.

      (j) Investment Purpose. Each Stock Option under the Plan shall be granted only on the condition that all purchases of stock thereunder shall be for investment purposes, and not with a view to resale or distribution, except that the Committee may make such provision with respect to Stock Options granted under this Plan as it deems necessary or advisable for the release of such condition upon the registration with the Securities and Exchange Commission of stock subject to the Stock Option, or upon the happening of any other contingency warranting the release of such condition.

      (k) Repricing. The Committee may not, without shareholder approval, reprice Stock Options by lowering the exercise price of outstanding options.

      (l) Vesting. The Committee may, in its sole discretion, determine the criteria upon which options may vest including, but not limited to: stock price, continued service, performance measures, or other measures. The Committee in each circumstance shall approve the criteria which need not be uniform for all optionees.

8.     Stock Appreciation Rights.

      (a) Grant. At the time of grant of a Stock Option, the Committee, in its discretion, may grant to the optionee under the Plan an alternative SAR for all or any part of the number of shares covered by his Stock Option. The SAR agreement shall specify the Stock Options in respect of which the alternative SAR is granted. Any subsequent exercise of a Stock Option by the holder thereof who also holds an alternative SAR shall reduce his alternative SAR by the same number of shares as to which his Stock Option is exercised. Any exercise of his alternative SAR shall reduce his Stock Option by the same number of shares as to which his SAR is exercised. An alternative SAR granted to a Stock Option holder shall specify a time period for exercise of such SAR, which time period may not extend beyond, but may be less than, the time period during which the corresponding Stock Option may be exercised. The failure of the holder of the alternative SAR to exercise such SAR within the time period specified shall not reduce his Stock Option rights. If an alternative SAR is granted for a number of shares less than the total number of shares covered by the corresponding Stock Option, the Committee may later grant to the Stock Option holder an additional alternative SAR covering additional shares; provided, however, that the aggregate amount of all alternative SARs held by a Stock Option holder shall at no time exceed the total number of shares covered by his unexercised Stock Options.

      (b) Exercise. The holder of any Stock Option which by its terms is exercisable who also holds an alternative SAR may, in lieu of exercising his Stock Option, elect to exercise his alternative SAR; subject, however, to the limitations on time of exercise hereinafter set forth. Such SAR shall be exercised by the delivery to the Company of a written notice which shall state that the optionee elects to exercise his SAR as to the number of shares specified in the notice and which shall further state what portion, if any, of the SAR exercise amount (hereinafter defined) the holder thereof requests be paid to him in cash and what portion, if any, he requests be paid to him in Common Stock. The Committee promptly shall cause to be paid to such holder the SAR exercise amount either in cash, in Common Stock, or any combination of cash and stock as it may determine. Such determination may be either in accordance with the request made by the holder of the SAR or otherwise, in the sole discretion of the Committee. The SAR exercise amount is the excess of the fair market value of one share of Common Stock on the date of exercise over the per Stock Option price for the Stock Option in respect of which the alternative SAR was granted multiplied by the number of shares as to which the SAR is exercised. For the purposes hereof, fair market value of one share of Common Stock on the date of exercise shall be determined as described under Section 7(a).

      (c) Other Provisions of Plan Applicable. All provisions of this Plan applicable to Stock Options granted hereunder shall apply with equal effect to alternative SARs.

9.     Performance Share Awards.

      (a) Performance Shares; Performance Objectives. Performance shares shall not be issued at the time of award, but the Performance Share Award shall represent the right to receive shares of Common Stock (or equivalent value) if specified performance objectives are achieved (the “Performance Shares”). The performance objectives may be established from time to time by the Committee. Performance objectives need not be the same in respect of all participants and may be established separately, at the time of each Performance Share Award, for the Company as a whole or for its various groups, divisions and subsidiaries, all as the Committee may determine, in its discretion. Subject to section 13(f), the performance objectives may include achievement of specified earnings, cash flow, sales, profitability of the Company or of a division or subsidiary, stock price levels of Common Stock, completion of specified employment periods or any other measure the Committee may adopt.

      (b) Performance Share Awards. Performance Share Awards shall be made pursuant to performance programs as follows:

(i) Performance Programs; Awards. The Committee shall establish one or more performance programs, each with one or more specified objectives and specified performance periods over which the specified objectives are targeted for achievement. Eligible employees may be awarded Performance Shares in any one or more of the performance programs. Awards in any program shall be made to such number of eligible employees as then determined by the Committee. The number of shares per award and the award frequency shall be determined at the discretion of the Committee. In making its determination of who shall be participants in any performance program, the Committee shall take into account such factors as the participant’s level of responsibility, job performance, level and types of compensation, number of shares of Common Stock owned, and such other factors as the Committee deems relevant. The Committee may require the participant to own shares of Common Stock as it may determine to be appropriate. The Committee may also require the participant to provide proof of ownership of such shares and to report any sales or other disposition of shares during the performance period.

(ii) Notice of Performance Share Awards. Upon the granting of any Performance Share Award by the Committee, the participant shall be advised of the number of Performance Shares awarded to him and of the terms of the Performance Share Award in a written Notice of Award given to the participant.

      (c) Performance Share Distribution. The amount which a holder of Performance Share Awards shall be entitled to receive if the applicable performance objective(s) is met shall be the percentage of the Performance Share Award set forth in the individual Notice of Award, or such other form of distribution as the Notice of Award may specify. The Committee may, but is not obligated to, authorize a distribution of a portion of the Performance Share Award based upon its discretionary evaluation of the Company’s financial performance during the period of the Performance Share Award even if the performance objectives are not fully met. Distributions shall be made in shares of Common Stock (which may include stock with certain restrictions attached), or equivalent value of such Common Stock at the Committee’s discretion. Stock shall be withheld to satisfy the participant’s tax withholdings. The percent distributed in shares or withheld for tax payments shall be determined at the Committee’s discretion from time-to-time. Alternatively, the employee may elect to pay the taxes and receive the full distribution in shares.

      (d) Optional Deferred Payments. Subject to the provisions of the following paragraphs of this Section, distribution of amounts to which a participant is entitled in respect of Performance Share Awards shall be made as soon as practicable after the holder of such Performance Share Awards becomes entitled thereto. At the time the Notice of Award is given to a participant, such participant may make an election to have distribution of any amount such participant may be entitled to receive deferred until such date as such participant may elect, but not extending beyond the time approved by the Company. If a participant elects any such deferral, the following rules shall apply to the deferred payment:

(i) Such election shall be irrevocable;

(ii) The right to such deferred distribution shall be fully vested and nonforfeitable but shall be nonassignable, and any attempted transfer or assignment, or any pledge or other hypothecation of such right, shall be void and of no effect;

(iii) In the event of the death during the deferral period of a participant who has elected a deferred distribution, the amount owing to such participant at the time of death shall be distributed to the participant’s estate within six months of the date of death, irrespective of whether or not the deferral period elected has expired;

(iv) Notwithstanding any election of any participant to receive payment under the Plan on a deferred basis as above provided, the Committee, in its sole discretion, may, at any time, in respect of all or any one or more participants who have made such election, terminate such election and make immediate distribution of the amount to which the participant is entitled; and the Committee, in its sole discretion, may amend the foregoing provisions hereof relating to the election of deferred payments and the rules applicable thereto if, in its judgment, the tax benefits intended by such provisions and rules will not be adversely affected.

      (e) Conditions to Payments. Except as otherwise herein provided or determined by the Committee, a participant, in order to be entitled to receive any payment in respect of Performance Share Awards, must be in the employ of the Company or a subsidiary of the Company on the expiration of the relevant performance and/or employment period and must have been continuously in the employ of the Company or a subsidiary from the time of the Performance Share Award except for leaves of absence which may be approved by the Committee. No vested interest in any shares under the Performance Share Awards shall accrue during the term of the performance or employment period and no payment in respect of the Performance Share Awards shall be required to be made to any participant whose employment with the Company or a subsidiary is terminated, with or without cause, prior to the time he is entitled to receive a distribution hereunder; provided, however, that the Committee, in its absolute discretion, may make such full, pro-rata, or no share distribution as it may determine, to a participant whose employment terminates on account of death, disability, retirement or otherwise prior to the time the participant is entitled to receive distribution in respect of Performance Share

Awards. If termination is on account of death, the Committee may make any distribution it authorizes to the participant’s surviving spouse, heirs or estate, as the Committee may determine.

      (f) Determination of Achievement of Objectives. Not in limitation of its authority as provided for in the preceding section, the Committee, in regard to any performance program adopted by it, may thereafter change or modify the terms of the program, so long as the number of shares subject to the Performance Share Award to the participant is not reduced, and the Committee may determine reasonably whether any performance objective of any program has been met.

10.     Restricted Stock Awards.

      (a) Grant of Restricted Stock Awards. Subject to the terms of the Plan, the Committee may also grant eligible employees Restricted Stock Awards, including but not limited to awards of performance-accelerated restricted stock. The terms and conditions of such awards, including restrictions on transfer or on the ability of the participant to make elections with respect to the taxation of the award without the consent of the Committee, shall be determined by the Committee.

      (b) Terms and Conditions. The Committee may establish terms and conditions under which the participant awarded a Restricted Stock Award shall be entitled to receive a credit equivalent to any dividend payable with respect to the number of shares which, as of the record date for such dividend, have been awarded but not delivered to him or her. Any such dividend equivalents shall be paid to the participant awarded the Restricted Stock Award at such time or times during the period when the shares are being held by the Company or its escrow agent pursuant to the terms of the Restricted Stock Award, or at the time the shares to which the dividend equivalents apply are delivered to the participant, as the Committee shall determine. Any arrangement for the payment of dividend equivalents shall be terminated if, under the terms and conditions established by the Committee, the right to receive shares being held pursuant to the terms of the Restricted Stock Award shall lapse.

11.     Other Stock-Based Awards.

      The Committee may from time to time grant Other Stock-Based Awards including without limitation those awards pursuant to which shares may be acquired in the future, such as awards denominated in Common Stock, stock units, securities convertible into Common Stock and phantom securities. The Committee, in its sole discretion, shall determine, and provide in the applicable Agreement for, the terms and conditions of such Other Stock-Based Awards. The Committee may, in its sole discretion, direct the Company to issue shares of Common Stock in respect of Other Stock-Based Awards subject to restrictive legends, stop transfer instructions or other restrictions as it may deem appropriate.

12.     Long Term Incentive Awards.

      Long Term Incentive Awards provide for the payment of cash if certain performance targets are met over a specified performance period. Each performance target and performance period shall be set forth in the relevant Long Term Incentive Award agreement, which need not be uniform for all awardees.

13.     Additional Provisions.

      The following additional terms and provisions apply to the Plan:

(a) The grant of Stock Options, SARs, Performance Share Awards, Restricted Stock Awards, or Other Stock-Based Awards to a participant in the Plan shall create no rights in such participant as a shareholder of the Company until such time and to the extent that the participant is delivered shares of Common Stock in satisfaction of such participant’s Stock Options, SARs, Performance Share Awards, Restricted Stock Awards or Other Stock-Based Awards;

(b) No adjustment shall be made in the shares awarded on account of cash dividends which may be paid, or other rights which may be issued to, the holders of Common Stock during the term of the Plan except as stated in Section 14 below;

(c) No participant in the Plan shall have any right because of being a participant in the Plan to continue in the employ of the Company or of any of its subsidiaries for any period of time, or any right to a continuation of the participant’s present or any other level of compensation; and such rights and powers as the Company now has or which it may have in the future to dismiss or discharge any participant from employment or to change the assignments of any participant are expressly reserved to the Company;

(d) The Company, at the time any distribution is made under the Plan, shall, where required, withhold from such distribution shares in the amount necessary to satisfy the tax withholding requirements in respect of such distribution. Alternatively, if the participant shall pay to the Company such cash amount as may be necessary to satisfy tax withholding requirements, such participant shall be entitled to receive delivery of all shares due hereunder;

(e) Shares of Common Stock delivered pursuant to the terms of the Plan will either be Treasury shares of Common Stock acquired prior to or during the term of the Plan, or authorized but unissued shares of Common Stock as determined by the Company. Subject to the approval of the Plan by the stockholders of the Company, the Directors and officers of the Company are authorized to take such action as may be necessary to provide for the issuance of any and all of the shares which may be necessary to satisfy the Company’s obligations hereunder and to cause said shares to be listed on the New York and any other stock exchanges on which Common Stock may at such time be listed. Shares of Common Stock delivered to participants hereunder in satisfaction of Stock Options, SARs, Performance Shares, Restricted Stock or Other Stock-Based Awards may be restricted stock under the Securities Act of 1933, as presently amended, and the certificates for such shares may have a legend imprinted thereon restricting the resale of said shares except in a registered offering or pursuant to an available exemption from registration.

(f) The performance criteria for Performance Share Awards, Restricted Stock Awards, Other Stock-Based Awards and Long Term Incentive Awards made to any “covered employee” (as defined in section 162(m) of the Code), and which are intended to qualify as “performance-based compensation” (as defined in section 162(m) of the Code) (a “162(m) Award”), shall consist of objective tests based on one or more of the following: earnings; cash flow; profitability; customer satisfaction; investor relations; revenues; financial return ratios; market performance; shareholder return and/or value; operating profits (including earnings before income taxes, depreciation and amortization); net profits; earnings per share; earnings per share growth; profit returns and margins; stock price; working capital; business trends; production cost; project milestones; plant and equipment performance; safety; environment; gross margin; operating margin; net margin; expense margins; EBIT margin; EBIT growth; EBITDA margin; EBITDA growth; NOPAT (net operating profit after taxes) margin; GOPAT (gross operating profit after taxes); net assets; working capital; asset turnover; working capital turnover; accounts receivable turnover; accounts payable turnover; inventory turnover; inventory days outstanding; accounts receivable days outstanding; accounts payable days outstanding; debt to equity; debt to capital; current ratio; return on equity; return on assets; return on net assets; return on invested capital; return on gross assets; cash flow return on investment; cash value added; price to earnings ratio; market to book ratio; market to capital ratio; cost of capital; cost of debt; cost of equity; market risk premium; stock price appreciation with or without divisions; total shareholder return; economic value added; economic profit; sales growth percents; EPS growth percents; cash flow growth year over year; return on total capital, or any combination of the foregoing. Performance criteria may be measured solely on a corporate, subsidiary, business unit or individual basis, or a combination thereof. Satisfaction of Common Stock ownership guidelines may also be a prerequisite to payment. If the applicable performance criteria under a 162(m) Award are achieved for a given performance period, the Committee has full discretion to reduce or eliminate the amount otherwise payable for that performance period. Under no circumstances may the Committee use discretion to increase the amount payable to a participant under a 162(m) Award.

(g) In no event shall the total distributions under this Plan exceed the value of the shares reserved under Section 3 of the Plan (or as said number may be adjusted as provided in Section 14 below).

14.     Adjustments Upon Changes in Capitalization or Corporate Acquisitions.

      Notwithstanding any other provisions of the Plan, the Stock Option and SAR agreements may contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number and class of shares subject to each outstanding Stock Option or SAR and the Stock Option prices and SAR exercise amounts in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, reverse stock splits, recapitalization, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, and, in the event of any such change in the outstanding Common Stock, the aggregate number and class of shares available under the Plan and the maximum number of shares and respective exercise prices as to which Stock Options and SARs which have been granted or may be granted to any individual shall be appropriately adjusted by the Committee, whose determination shall be conclusive. In the event the Company or a subsidiary enters into a transaction described in Section 424(a) of the Code with any other corporation, the Committee may grant Stock Options or SARs to employees or former employees of such corporation in substitution of Stock Options or SARs previously granted to them upon such terms and conditions as shall be necessary to qualify such grant as a substitution described in Section 424(a) of the Code. In the event of stock dividends, stock splits or reverse stock splits, affecting the number of shares of Common Stock during the term of the Plan, appropriate revision shall be made (i) in the targeted growth objectives of Performance Share Awards, and (ii) in the shares awarded to reflect the effect of such stock dividend, stock split or reverse stock split on the interests of the recipients of Performance Share Awards, Restricted Stock Awards or Other Stock-Based Awards under the Plan. In the event of a special, non-recurring distribution with respect to Common Stock, the Committee may (i) adjust the number of shares subject to each Stock Option and SAR, and the Stock Option price, per share in such manner as the Committee deems just and equitable to reflect such distribution, but in no event shall the total number of shares used under the Plan exceed the number authorized under Section 3, (as may be adjusted) and (ii) pay such special bonus or take such other action with respect to Performance Share Awards, Restricted Stock Awards or Other Stock-Based Awards as it deems just and equitable to reflect such distribution, but in no event shall the total number of shares used under the Plan exceed the number authorized under Section 3 (as may be adjusted).

15.     Amendment and Termination.

      Either the Board of Directors or the Committee may at any time terminate the Plan, or make such modifications of the Plan as it shall deem advisable; provided, however, that neither the Board of Directors nor the Committee may, without further approval by the holders of Common Stock, increase the maximum numbers of shares as to which Stock Options or SARs may be granted under the Plan (except under the anti-dilution provisions hereof, including those under Section 14), or change the class of employees to whom Stock Options, SARs, Performance Share Awards, Restricted Stock Awards or Other Stock-Based Awards may be granted, or withdraw the authority to administer the Plan from a committee whose members satisfy the requirements of Section 5. No termination or amendment of the Plan may, without the consent of the optionee to whom any Stock Option or SAR shall theretofore have been granted or a participant to whom Performance Share Awards, Restricted Stock Awards or Other Stock-Based Awards have been made, adversely affect the rights of such optionee under such Stock Option or SAR or participant under such Performance Share Awards, Restricted Stock Award or Other Stock-Based Award.

16.     Effectiveness of the Plan.

      The Plan shall become effective upon adoption by the Board of Directors or the Committee subject, however, to its further approval by the shareholders of the Company within twelve (12) months of the date the Plan is adopted by the Board of Directors or the Committee at a regular meeting of the shareholders or at a special meeting duly called and held for such purpose. Grants of Stock Options, SARs, Performance Share Awards, Restricted Stock Awards, Other Stock-Based Awards and Long Term Incentive Awards may be made prior to such shareholder approval, but all Stock Options, SARs, Performance Share Awards, Restricted Stock Awards, Other Stock-Based Awards and Long Term Incentive Awards made prior to shareholder approval shall be subject to the obtaining of such approval and if such approval is not obtained, such Stock

Options, SARs, Performance Share Awards, Restricted Stock Awards, Other Stock-Based Awards and Long Term Incentive Awards shall not be effective for any purpose.

17.	Time of Granting of Stock Options, SARs, Performance Share Awards, Restricted Stock Awards, Other Stock-Based Awards and Long Term Incentive Awards.

      A Stock Option, SAR, Performance Share Award, Restricted Stock Award, Other Stock-Based Award or Long Term Incentive Award under the Plan shall be deemed to be made on the date the Committee or its designee, by formal action of the Committee or its designee duly recorded, makes an award of a Stock Option, SAR, Performance Share Award, Restricted Stock Award, Other Stock-Based Award or Long Term Incentive Award to an eligible employee of the Company or its subsidiaries (but in no event prior to the adoption of the Plan by the Board of Directors or the Committee), provided that such Stock Option, SAR, Performance Share Award, Restricted Stock Award, Other Stock-Based Award or Long Term Incentive Award is evidenced by a written Stock Option or SAR agreement or notice of award of the Performance Share Award, Restricted Stock Award, Other Stock-Based Award or Long Term Incentive Award duly executed on behalf of the Company.

18.     Term of Plan.

      This Plan shall terminate ten (10) years after the date on which it is approved and adopted by the Board of Directors or the Committee, and no Stock Option, SAR, Performance Share or Restricted Stock Award, Other Stock-Based Award or Long Term Incentive Award shall be granted hereunder after the expiration of such ten-year period. Stock Options, SARs, Performance Share Awards, Restricted Stock Awards, Other Stock-Based Awards or Long Term Incentive Awards outstanding at the termination of the Plan shall continue in accordance with their terms and shall not be affected by such termination.

APPENDIX C

SIXTH AMENDMENT AND RESTATEMENT OF THE

EMPLOYEE STOCK PURCHASE PLAN OF ESCO TECHNOLOGIES INC.

      1. Title: This Plan, the terms of which are set out below, shall be known as the “Employee Stock Purchase Plan of ESCO Technologies Inc.” ESCO Technologies Inc. (the “Company”) is a Missouri corporation with its principal offices located at 8888 Ladue Road, Suite 200, St. Louis, Missouri 63124.

      2. Purpose: The purpose of the Plan is to provide a convenient method by which employees of the Company and its domestic subsidiaries, who wish to do so, may purchase shares of the common stock (and the associated Preferred Stock Purchase Rights, if any) of the Company (hereinafter referred to as “Common Stock”).

      3. Eligibility: A division or domestic subsidiary of the Company may elect to permit its employees to participate in the Plan subject to the approval of the Chairman and Chief Executive Officer of the Company. All current and future employees of the units listed in Attachment 1 hereto are eligible to participate in the Plan effective as of the corresponding eligibility date in Attachment 1.

      4. Participation: Participation in the Plan shall be entirely voluntary. Upon written application by any eligible employee to the Trustee, an account shall be opened with respect to such employee in the name of the employee. Eligible employees for whom accounts are opened and maintained in accordance with the terms of the Plan are herein referred to as “participants.”

      5. The Trustee: The Plan shall be administered by one or more Trustees (herein called the “Trustee,” whether one or more) appointed by an officer designated by the Board of Directors of the Company. The Trustee shall at all times be “an agent independent of the issuer” as defined in Rule 10b-18 under the Securities Exchange Act of 1934 (the “1934 Act”).

      The Trustee shall have power and authority to establish such procedures as the Trustee shall deem necessary to effect equitably and fairly the provisions and the intent of the Plan.

      6. Payments by Participants: Participant contributions to this Plan may only be through payroll deductions. Participants may authorize the Company to make deductions from their pay to be applied to the purchase of Common Stock of the Company under the terms of the Plan.

      Deductions authorized for such purpose shall be in whole percentages of current salary or wages and shall be not less than one percent (1%) nor more than ten percent (10%). The Company may establish rules of uniform application regarding a participant’s ability to change his deduction authorizations.

      7. Stock Purchases and Allocation to Participants: Stock purchases under the Plan, and allocation of such stock to the accounts of participants, shall be effected pursuant to the following rules and procedures:

(a) Amounts withheld pursuant to payroll authorizations under the Plan shall be remitted by the Company to the Trustee on a monthly basis and shall be credited by the Trustee to the respective accounts of the participants within two weeks.

(b) At the discretion of an officer of the Company, the Company or a domestic subsidiary or division may contribute in cash an amount not to exceed fifteen percent (15%) of the amounts contributed by participants. Effective January 1, 2004, the Company or a domestic subsidiary or division may contribute in cash an amount not to exceed twenty percent (20%) of the amounts contributed by participants. The Company’s contribution amounts may be separately determined for each division or subsidiary of the Company which participates in the Plan. Commencing October 15, 2003, the total number of shares of Common Stock that may be purchased under the Plan with the Company’s contribution amounts shall not exceed one hundred thousand (100,000) shares.

(c) Cash amounts contributed pursuant to paragraphs (a) and (b) above shall be used to purchase shares of the Common Stock of the Company on a monthly basis. Common Stock may be purchased from the Company or from sellers in private transactions, or such purchases may be effected on the New York Stock Exchange. No private transaction or transaction with the Company may be at a price greater than the then-market price of the Company’s Common Stock on the New York Stock Exchange.

(d) Following each stock purchase, the Trustee shall allocate shares purchased by the Trustee to the participant’s account. The cost per share charged against the account of each participant for shares allocated to his account shall be the average cost to the Trustee for the shares purchased by the Trustee (including brokerage fees and other expenses associated with the purchase). Both whole and fractional shares shall be allocated.

(e) The Trustee shall maintain a book entry account for each participant and shall issue stock certificates to a participant only upon the circumstances and in the manner provided in Section 11 of this Plan.

(f) Cash dividends received by the Trustee on shares held by it under the Plan shall be used by the Trustee to purchase additional shares which shall be allocated among all participants, pro rata, on the basis of their respective account balances and credited to the accounts of participants as additional contributions under the Plan. Account balances for this purpose shall be determined as of the dividend record date preceding the allocation of shares to such accounts. Any shares of the Common Stock of the Company received by the Trustee as a stock dividend on shares held by it shall be treated as additional shares purchased by the Trustee under the Plan, at no cost, and shall be allocated and otherwise dealt with by the Trustee in the same manner as any other shares purchased by the Trustee under the Plan. Dividends received by the Trustee shall be deemed to have been received by the Trustee on the payment dates provided for the declaration of such dividends.

(g) Cost of shares to the Trustee shall include all brokerage fees, taxes and any other expenses directly applicable to the purchase of such shares.

(h) The Company does not guarantee in any way the price of shares purchased under the Plan against decline in market value.

      8. Voting Stock Held Under the Plan: For each meeting of stockholders, the participants will have the right to vote all shares credited to their respective accounts under the Plan, whether registered in the name of the Trustee or its nominee. Shares held by the Trustee under the Plan will not be voted by the Trustee.

      9. Costs of Administering Plan: All costs and expenses of administering the Plan, including the fees of the Trustee, shall be paid by the Company.

      10. Withdrawal from the Plan: Any participant may withdraw any portion of the whole shares allocated to his account held by the Trustee under the Plan up to four times each calendar year by submitting an application for withdrawal to the Trustee. A participant shall specify on the withdrawal application a) the number of shares to be withdrawn from the Plan from those shares allocated to such participant’s account and b) the number of shares to be issued per stock certificate. Within approximately seven days of the withdrawal application being submitted, the Trustee will deliver to such participant the requested stock certificates, and in the case of a complete withdrawal for terminated employees, an amount in cash equal to the fractional share remaining in his account on the date that the withdrawal becomes effective. No charges shall be made against a participant’s account at the time of such withdrawal from the Plan except for the purchase cost of shares allocated to his account. The Trustee may establish such other procedures necessary to administer withdrawals in accordance with the intent of the Plan.

      A participant may request the sale of the whole shares allocated to his account. The Trustee will sell the shares within one week of receiving written authorization to sell the shares. Within approximately seven days of the sale, the Trustee will deliver a check to the participant less any commission charged by the Trustee.

      Any participant may cease his contribution under the Plan, and revoke any payroll withholding authorization given to the Company pursuant to the Plan at any time. Such cessation shall be effective no later than the second payroll after receipt of the participant’s authorization to cease deductions.

      A participant may not assign or pledge any interest he may have under the Plan.

      If participation in the Plan ceases because of death, retirement, total disability, entering military service, or other termination of employment, settlement will be made as soon as practicable after such event occurs and after the Trustee receives notice of such termination or in the event of death, after the appointment of the legal representative of the estate of the deceased and the satisfaction of any other applicable legal requirements. The certificate for the shares of stock which have been allocated to the account of such participant and an amount in cash equal to the fractional share remaining in his account will be delivered to the former participant or, in the case of death of a participant who is the sole account holder, to the legal representative of such participant.

      11. Reports to Participants: The Trustee will render regular reports to each participant under the Plan, showing, for the period of the report, the contributions made and dividends, if any, credited to such participant’s account; the number of shares allocated to such participant; the purchase price for such shares charged against his account; and the number of shares withdrawn, if any. Such reports shall be made not less frequently than once each quarter.

      12. Amendment and Termination of the Plan: The Company reserves the right with respect to any or all employees, including those who may be participants under the Plan, to amend or terminate the Plan at any time. In the event of termination of this Plan, each participant will receive from the Trustee within sixty (60) days after the date of termination a certificate for the whole shares which have been acquired for the participant and an amount in cash equal to the fractional share remaining in the participant’s account.

      With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with the applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan and any action thereunder fail to so comply, it shall be deemed null and void to the extent permitted by law.

      13. Effective Date: The effective date of this Plan, as amended and restated, is October 15, 2003.

ATTACHMENT 1

Unit	Eligibility Date

Acoustic Systems	December 31, 2002
Comtrak Technologies, L.L.C.	July 1, 1992
Distribution Control Systems, Inc.	July 1, 1992
ETS-Lindgren L.P.	July 1, 1993
ESCO Technologies Inc.	July 1, 1992
Filtertek Inc.	May 1, 1998
Lindgren R.F. Enclosures, Inc.	September 1, 2000
PTI Advanced Filtration Inc.	July 1, 1998
PTI Technologies Inc.	January 1, 1993
VACCO Industries	July 1, 1992

☒	PLEASE MARK VOTES	REVOCABLE PROXY
	AS IN THIS EXAMPLE	ESCO TECHNOLOGIES INC

     The undersigned, as holder of record of the common stock of ESCO TECHNOLOGIES INC. (the “Company”), does hereby appoint V.L. Richey, Jr., C.J. Kretschmer and A.S. Barclay, or any of them, the true and lawful attorneys in fact, agents and proxies of the undersigned to represent the undersigned at the Annual Meeting of Stockholders of the Company, to be held on February 5, 2004, commencing at 9:30 A.M., St. Louis time, at the Hilton St. Louis Frontenac Hotel, 1335 S. Lindbergh Blvd., St. Louis County, Missouri 63131 and at any and all adjournments of such meeting, and to vote all the shares of common stock of the Company standing on the register of the Company’s stock transfer agent in the name of the undersigned as follows, and in their discretion on such other business as may properly come before the meeting:

Please be sure to date and sign	Date
this Proxy in the box below

Stockholder sign above	Co-holder (if any) sign above

			With-	For All
		For	hold	Except
1.	Election of Directors of all nominees listed (except as marked to the contrary below):	☐	☐	☐

V. L. RICHEY, JR. J. M. STOLZE

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		For	Against	Abstain
2.	Approval Of 2004 Incentive Compensation Plan	☐	☐	☐

3.	Approval Of Amended Employee Stock Purchase Plan	☐	☐	☐

4.	Ratification of Company’s Selection Of KPMG LLP As Independent Auditors For Fiscal Year Ending September 30, 2004	☐	☐	☐

MANAGEMENT RECOMMENDS A VOTE FOR THE ABOVE PROPOSALS.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

     The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting and accompanying Proxy Statement dated December 29, 2003.

     The proxies will vote your common stock in the manner directed herein by the undersigned Stockholder.

     If no direction is made, this proxy will be voted FOR each of Proposals 1, 2, 3 and 4.

     Please sign exactly as your name appears on this form. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If signing on behalf of a corporation, please sign in full corporate name by President or other authorized officer. If signing on behalf of a partnership, please sign in partnership name by authorized person.

+	+
/\ Detach above form, sign, date and mail in postage paid envelope provided. /\

ESCO TECHNOLOGIES INC.

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY FORM TODAY

December 29, 2003

Dear Stockholder:

     The Annual Meeting of Stockholders of ESCO Technologies Inc. will be held at the Hilton St. Louis Frontenac Hotel, 1335 S. Lindbergh Blvd., St. Louis County, Missouri 63131 at 9:30 A.M., St. Louis time, on Thursday, February 5, 2004.

     It is important that your shares are represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, complete the attached proxy form above, and return it promptly in the envelope provided.

     Thank you.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.